Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216

Tuesday, January 17, 2012

WELLS FARGO REPORTS RECORD QUARTERLY AND FULL YEAR NET INCOME

Q4 Net Income of $4.1 billion; Q4 Revenue of $20.6 billion

•	Continued strong financial results:

o	Record Wells Fargo net income of $4.1 billion

o	Record diluted earnings per common share of $0.73

o	Revenue of $20.6 billion, up 20 percent (annualized) from prior quarter

o	Pre-tax pre-provision profit (PTPP)[1] of $8.1 billion, up 7 percent (annualized) from prior quarter

o	Return on equity of 11.97 percent, up 11 basis points from prior quarter

o	Return on average assets of 1.25 percent

o	Net interest margin of 3.89 percent, up 5 basis points from prior quarter

•	Continued solid loan and deposit growth:

o	Total loans of $769.6 billion at December 31, 2011, up $9.5 billion from September 30, 2011; core loan portfolios up $13.7 billion from September 30, 2011[2]

o	Total average core checking and savings deposits up $30.8 billion from prior quarter

•	Improved capital position:

o

Tier 1 common equity increased $3.2 billion to $95.1 billion, with Tier 1 common equity ratio of 9.46 percent under Basel I at December 31, 2011. Under current Basel III capital proposals, Tier 1 common equity ratio estimated at 7.49 percent[3]

o	Purchased 27 million shares of common stock in fourth quarter 2011 and an additional estimated 6 million shares through a forward repurchase transaction that will settle in first quarter 2012

o	Redeemed $5.8 billion of trust preferred securities with an average coupon of 8.42 percent

•	Strong credit quality, stable net loan charge-offs:

o	Nonperforming assets declined to $26.0 billion, down $879 million from prior quarter; down $6.3 billion from prior year

o	Net charge-offs were $2.6 billion, or 1.36 percent (annualized) of average loans, in line with third quarter net charge-offs

1 See footnote (2) on page 17 for more information on pre-tax pre-provision profit.

2 See table on page 5 for more information on core and non-strategic/liquidating loan portfolios.

3 See tables on page 39 for more information on Tier 1 common equity.

o	Reserve release[1] of $600 million (pre-tax) reflected continued strong portfolio performance

•	Wachovia banking conversions successfully completed:

o	Retail bank store conversions complete with North Carolina integration in mid-October 2011

o	50 million accounts involved, 4,600 locations converted

o	On track for merger integration completion in first quarter 2012

•	Full Year 2011:

o	Record Wells Fargo net income of $15.9 billion, up 28 percent from 2010

o	Diluted earnings per common share of $2.82, up 28 percent from 2010

o	Revenue of $80.9 billion, down 5 percent from 2010

o	Net interest margin of 3.94 percent, return on assets of 1.25 percent, and return on equity of 11.93 percent

o	Returned more capital to shareholders through a higher common stock dividend, and resumed common stock repurchases; in addition, redeemed $9.2 billion of high cost trust preferred securities

•	Committed to helping homeowners remain in their homes:

o	As of November 30, 2011, 724,710 active trial or completed loan modifications had been initiated since the beginning of 2009; of this total, 84 percent were through Wells Fargo’s own modification programs and the remainder were through the federal government’s Home Affordable Modification Program (HAMP)

o	Since September 2009, Wells Fargo participated in more than 640 home preservation workshops and met individually with more than 29,000 customers

Selected Financial Information

		Quarter ended

	Dec. 31,	Sept. 30,	Dec. 31,	Year ended Dec. 31,

	2011	2011	2010	2011	2010

Earnings
Diluted earnings per common share	$0.73	0.72	0.61	2.82	2.21
Wells Fargo net income (in billions)	4.11	4.06	3.41	15.87	12.36

Asset Quality
Net charge-offs as a % of avg. total loans	1.36%	1.37	2.02	1.49	2.30
Allowance as a % of total loans	2.56	2.68	3.10	2.56	3.10
Allowance as a % of annualized net charge-offs	188	197	154	174	132

Other
Revenue (in billions)	$20.61	19.63	21.49	80.95	85.21
Average loans (in billions)	768.6	754.5	753.7	757.1	770.6
Average core deposits (in billions)	864.9	836.8	794.8	826.7	772.0
Net interest margin	3.89%	3.84	4.16	3.94	4.26

1 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

SAN FRANCISCO – Wells Fargo & Company (NYSE: WFC) reported record net income of $4.1 billion, or $0.73 per diluted common share, for fourth quarter 2011, compared with $3.4 billion, or $0.61 per share, for fourth quarter 2010, and $4.1 billion, or $0.72 per share, for third quarter 2011. Full year 2011 Wells Fargo net income was $15.9 billion, or $2.82 per share, up 28 percent from 2010.

“I’m extremely pleased with Wells Fargo’s performance in 2011 – including strong deposit and loan growth, record cross-sell and record earnings,” said Chairman and CEO John Stumpf. “We achieved these results while completing the conversion of Wachovia’s retail banking stores – the largest such conversion in banking history – and now all of our 6,239 retail banking stores are on a single platform serving customers coast to coast. At the time of the merger, we said the integration of Wachovia would take three years and we are right on track. I couldn’t be prouder of how our two companies have come together as one, thanks to the important and tireless work of our more than 260,000 team members.

“In 2012, we are focused on Wells Fargo’s many opportunities, including continuing to provide our customers with award winning service, welcoming new customers as we grow market share throughout our many businesses and geographies, achieving efficiency improvements across the company and returning even more capital to our shareholders.”

“The fourth quarter of 2011 was a very strong quarter for Wells Fargo, with record earnings, solid linked quarter growth in loans, deposits and capital, and continued strong credit quality,” said Chief Financial Officer Tim Sloan. “Revenue was up 5 percent from the third quarter despite a full quarter’s impact of the new debit interchange rules. As expected, expenses were higher in the quarter and we are maintaining our target of $11 billion in noninterest expense in the fourth quarter of 2012.”

Revenue

Revenue was $20.6 billion, up from $19.6 billion in third quarter 2011. “We are pleased with revenue performance in the quarter. Both net interest income, which benefited from the growth in earning assets and an increase in the net interest margin, and noninterest income, which was bolstered by strong mortgage banking and capital markets results, were up this quarter,” said Sloan. Businesses generating linked-quarter revenue growth included asset-backed finance, capital markets, commercial banking, commercial real estate, corporate banking, corporate trust, credit card, equipment finance, government and institutional banking, insurance, international, merchant services, mortgage, real estate capital markets and retail sales finance.

Net Interest Income

Net interest income was $10.9 billion, up from $10.5 billion in third quarter 2011. Average earning assets increased $24.3 billion from third quarter 2011, driven by growth in loans, securities and mortgages held for sale. Continued success in generating low-cost deposits enabled the Company to fund the asset growth while at the same time reducing long-term debt, including the redemption of $5.8 billion of higher-cost trust preferred securities. The net interest margin increased to 3.89 percent from 3.84 percent in third quarter

2011. Lower deposit costs, less long-term debt, and the redeployment of short-term investments into higher-yielding assets such as securities and loans contributed to the increase in the margin.

Noninterest Income

Noninterest income was $9.7 billion, compared with $9.1 billion in third quarter 2011. The $627 million increase was driven by increases of $531 million in mortgage banking and $337 million in trading, debt and equity gains. Card fees declined $333 million from third quarter due to a $365 million decline in debit interchange fees partially offset by improved credit card fee revenue. Other income included a $153 million gain on sale from H.D. Vest.

Mortgage banking noninterest income was $2.4 billion, up $531 million from third quarter 2011, on $120 billion of originations compared with $89 billion of originations in third quarter. Mortgage banking noninterest income in fourth quarter included a $404 million provision for mortgage loan repurchase losses compared with $390 million in third quarter (included in net gains from mortgage loan origination/sales activities). Net mortgage servicing rights (MSRs) results were a $201 million gain compared with a $607 million gain in third quarter 2011. The ratio of MSRs to related loans serviced for others was 76 basis points and the average note rate on the servicing portfolio was 5.14 percent. The unclosed pipeline at December 31, 2011, was $72 billion compared with $84 billion at September 30, 2011.

The Company had net unrealized securities gains of $7.0 billion at December 31, 2011, compared with a net unrealized gain of $6.8 billion at September 30, 2010. Period-end securities available for sale balances were up $15.4 billion, reflecting continued investment activity.

Noninterest Expense

Noninterest expense increased in the quarter, to $12.5 billion, compared with $11.7 billion in third quarter. Third quarter expense included a $210 million benefit due to lower deferred compensation expenses associated with an offsetting trading loss. In addition to this factor, the increase in fourth quarter expenses was primarily driven by the following:

•	higher personnel expense associated with stronger mortgage and capital markets revenue in the quarter (approximately $300 million);

•	seasonally higher costs for equipment and foreclosed assets expense (approximately $200 million); and

•	higher costs associated with the mortgage servicing regulatory consent orders (approximately $100 million).

The Company expects first quarter 2012 noninterest expense to remain elevated due to seasonally high personnel expenses offset by lower integration expenses and continued gains from efficiency and cost save initiatives. Starting in second quarter 2012, total expenses are expected to decline over the remainder of the year, driven by the benefit from ongoing efficiency initiatives and the conclusion of integration activities. The Company continues to target fourth quarter 2012 noninterest expense of $11 billion.

Loans

Total loans were $769.6 billion at December 31, 2011, up $9.5 billion from $760.1 billion at September 30, 2011. Increased balances in many loan portfolios more than offset the continued planned reduction in the non-strategic/liquidating portfolios, which declined $4.2 billion in the quarter. Period-end core loans grew $13.7 billion and included $2.1 billion of U.S.-based commercial real estate (CRE) loans purchased in the quarter, as well as an additional $5.6 billion of consumer real estate 1-4 family loans related to the consolidation of previously sold reverse mortgage loans. Organic loan growth of $6.0 billion linked quarter was driven by commercial and industrial growth from expanding relationships with existing customers and new customer loans. Additional growth came from a 4 percent increase in foreign loans and a 5 percent increase in credit card balances, reflecting higher purchase dollar volumes and transactions, as well as new account growth.

Many loan portfolios had linked-quarter growth in average balances, including asset-backed finance, capital finance, commercial banking, commercial real estate, corporate banking, credit card, government and institutional banking, international, mortgage, real estate capital markets, and retail sales finance.

	December 31, 2011			September 30, 2011

(in millions)	Core	Liquidating (1)	Total	Core	Liquidating (1)	Total

Commercial	$339,755	5,695	345,450	333,513	6,321	339,834
Consumer	317,550	106,631	424,181	310,084	110,188	420,272

Total loans	$657,305	112,326	769,631	643,597	116,509	760,106

Change from prior quarter:	$13,708	(4,183)	9,525	13,429	(5,244)	8,185

(1)	See table on page 35 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.

Deposits

Average core deposits were $864.9 billion, up 9 percent from a year ago and up 13 percent (annualized) from third quarter 2011. Consumer checking accounts grew a net 3.2 percent from December 31, 2010. Average core checking and savings deposits were $800 billion, up 12 percent from a year ago and up 16 percent (annualized) from third quarter 2011. Average mortgage escrow deposits were $34.9 billion compared with $36.0 billion a year ago and $28.3 billion in third quarter 2011. Average core checking and savings deposits were 93 percent of average core deposits, up from 90 percent a year ago. Deposit costs for fourth quarter 2011 were 22 basis points compared with 25 basis points in third quarter 2011. Average core deposits were 113 percent of average loans, up from 111 percent in third quarter 2011.

Capital

Capital increased in the fourth quarter, with Tier 1 common equity reaching $95.1 billion under Basel I, or 9.46 percent of risk-weighted assets. Under current Basel III proposals, the Tier 1 common equity ratio was an estimated 7.49 percent. The Company redeemed $5.8 billion of trust preferred securities in the quarter, repurchased 27 million shares of its common stock, plus an additional estimated 6 million shares through a forward repurchase transaction that will settle in first quarter 2012, and paid a quarterly common stock dividend of $0.12 per share.

	Dec. 31,	Sept. 30,	Dec. 31,
(as a percent of total risk-weighted assets)	2011	2011	2010

Ratios under Basel I (1):

Tier 1 common equity (2)	9.46%	9.34	8.30
Tier 1 capital	11.33	11.26	11.16
Tier 1 leverage	9.03	8.97	9.19

(1)	December 31, 2011, ratios are preliminary.
(2)	See table on page 39 for more information on Tier 1 common equity.

Credit Quality

“Credit remained strong and within expectations in the fourth quarter. Consumer losses were essentially flat from third quarter while commercial losses increased slightly as we experienced normal period-to-period fluctuation. Based on our current forecasts, we expect continued improvement in credit in 2012,” said Chief Risk Officer Mike Loughlin.

Fourth quarter net charge-offs were $2.6 billion, or 1.36 percent (annualized) of average loans, essentially flat from third quarter net charge-offs of $2.6 billion (1.37 percent). The provision for credit losses was $600 million less than net charge-offs, compared with $800 million less than net charge-offs in the prior quarter, reflecting our expected continued improvement. “We have seen significant improvement in credit performance over the past eight quarters, and expect continued but slower improvement in 2012 as portfolio quality approaches a stable, more normal level,” said Loughlin. “Absent significant deterioration in the economy, we continue to expect future reserve releases in 2012.”

Net Loan Charge-Offs

	Quarter ended

	Dec. 31, 2011		Sept. 30, 2011		June 30, 2011

		As a		As a		As a
	Net loan	% of	Net loan	% of	Net loan	% of
	charge-	average	charge-	average	charge-	average
($ in millions)	offs	loans (1)	offs	loans (1)	offs	loans (1)

Commercial:
Commercial and industrial	$310	0.74%	$261	0.65%	$254	0.66%
Real estate mortgage	117	0.44	96	0.37	128	0.50
Real estate construction	(5)	(0.09)	55	1.06	72	1.32
Lease financing	4	0.13	3	0.11	1	0.01
Foreign	45	0.45	8	0.08	47	0.52

Total commercial	471	0.54	423	0.50	502	0.62

Consumer:
Real estate 1-4 family first mortgage	844	1.46	821	1.46	909	1.62
Real estate 1-4 family junior lien mortgage	800	3.64	842	3.75	909	3.97
Credit card	256	4.63	266	4.90	294	5.63
Other revolving credit and installment	269	1.24	259	1.19	224	1.03

Total consumer	2,169	2.02	2,188	2.06	2,336	2.21

Total	$2,640	1.36%	$2,611	1.37%	$2,838	1.52%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets

Nonperforming assets ended the quarter at $26.0 billion, down 3 percent from $26.8 billion in the third quarter. Nonaccrual loans declined to $21.3 billion from $21.9 billion in the third quarter, with reductions across the majority of our larger loan portfolios, resulting from stable inflows. Foreclosed assets decreased to $4.7 billion from $4.9 billion in third quarter.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	Dec. 31, 2011		Sept. 30, 2011		June 30, 2011

		As a		As a		As a
		% of		% of		% of
	Total	total	Total	total	Total	total
($ in millions)	balances	loans	balances	loans	balances	loans

Commercial:
Commercial and industrial	$2,142	1.28%	$2,128	1.29%	$2,393	1.52%
Real estate mortgage	4,085	3.85	4,429	4.24	4,691	4.62
Real estate construction	1,890	9.75	1,915	9.71	2,043	9.56
Lease financing	53	0.40	71	0.55	79	0.61
Foreign	47	0.12	68	0.18	59	0.16

Total commercial	8,217	2.38	8,611	2.53	9,265	2.80

Consumer:
Real estate 1-4 family first mortgage	10,913	4.77	11,024	4.93	11,427	5.13
Real estate 1-4 family junior lien mortgage	1,975	2.30	2,035	2.31	2,098	2.33
Other revolving credit and installment	199	0.23	230	0.27	255	0.29

Total consumer	13,087	3.09	13,289	3.16	13,780	3.27

Total nonaccrual loans	21,304	2.77	21,900	2.88	23,045	3.06

Foreclosed assets:
GNMA	1,319		1,336		1,320
Non GNMA	3,342		3,608		3,541

Total foreclosed assets	4,661		4,944		4,861

Total nonperforming assets	$25,965	3.37%	$26,844	3.53%	$27,906	3.71%

Change from prior quarter:
Total nonaccrual loans	$(596)		$(1,145)		$(1,920)
Total nonperforming assets	(879)		(1,062)		(2,571)

Loans 90 Days or More Past Due and Still Accruing

Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $2.0 billion at December 31, 2011, compared with $1.9 billion at September 30, 2011. Loans 90 days or more past due and still accruing whose repayments are insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $20.5 billion at December 31, 2011, up from $17.7 billion at September 30, 2011, due primarily to growth in the FHA/VA portfolio over the past two years and the subsequent seasoning of those loans.

Allowance for Credit Losses

The allowance for credit losses, including the allowance for unfunded commitments, totaled $19.7 billion at December 31, 2011, down from $20.4 billion at September 30, 2011. The allowance coverage to total loans was 2.56 percent compared with 2.68 percent in the prior quarter. The allowance covered 1.88 times annualized fourth quarter net charge-offs compared with 1.97 times in the prior quarter. The allowance coverage to nonaccrual loans was 92 percent at December 31, 2011, compared with 93 percent at September 30, 2011. “We believe the allowance was appropriate for losses inherent in the loan portfolio at December 31, 2011,” said Loughlin.

Additional detail on credit quality is included in the quarterly supplement, available on the Investor Relations page at www.wellsfargo.com/invest_relations/investor_relations/.

Business Segment Performance

Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

			Quarter ended

	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2011	2011	2010

Community Banking	$2,503	2,315	1,924
Wholesale Banking	1,641	1,813	1,690
Wealth, Brokerage and Retirement	325	291	197

More financial information about the business segments is on pages 40 and 41.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Mortgage business units.

Selected Financial Information

			Quarter ended

	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2011	2011	2010

Total revenue	$13,004	12,496	13,472
Provision for credit losses	2,031	1,978	2,785
Noninterest expense	7,310	6,901	7,855
Segment net income	2,503	2,315	1,924

(in billions)
Average loans	493.9	491.0	514.1
Average assets	756.0	754.4	771.6
Average core deposits	568.3	556.3	544.4

Community Banking reported net income of $2.5 billion, up $188 million, or 8 percent, from third quarter 2011 and up $579 million, or 30 percent, from fourth quarter 2010. Revenue increased $508 million, or 4 percent, from third quarter 2011 driven by higher volume-related mortgage banking income, noninterest bearing deposit growth and gains on deferred compensation plan investments (offset in employee benefits expense and therefore neutral to the income statement), mitigated by the impact of lower debit card revenues and smaller bond and equity sale gains. Noninterest expense increased $409 million, or 6 percent, from third quarter 2011, reflecting higher personnel costs (revenue-related incentive compensation in Home Mortgage and increased deferred compensation benefits expense), seasonal increase in foreclosed assets expense, an increase in Home Mortgage related to the mortgage servicing regulatory consent orders, and seasonally higher equipment purchases. Noninterest expense decreased $545 million, or 7 percent, from fourth quarter 2010, as last year’s fourth quarter included a two-year charitable donation commitment of $400 million. Contributing to lower expenses this year were reduced foreclosed asset expense and efficiency and cost save initiatives. The provision for credit losses increased $53 million from third quarter 2011 and decreased $754 million from fourth quarter 2010. Charge-offs increased $41 million from third quarter 2011 and decreased $966 million from fourth quarter 2010. The reserve release was $438 million in fourth quarter 2011, compared with releases of $450 million and $650 million in third quarter 2011 and fourth quarter 2010, respectively.

Regional Banking Highlights

•	Continued franchise growth in 2011 from December 31, 2010 (combined Regional Banking)

o	Consumer checking accounts up a net 3.2 percent

o	Business checking accounts up a net 3.7 percent

o	Consumer credit card, lines of credit and loan product solutions (sales) in the retail banking stores were up by double digits from 2010

o	Insurance referrals in the retail banking stores were more than two-and-a-half times those done in 2010

•	Record solutions in 2011

o	West

—	Record core product solutions (sales) of 33.7 million, up 14 percent from 2010

—	Core sales per platform banker FTE (active, full-time equivalent) of 6.69 per day, up from 5.95 in 2010

—	Sales of Wells Fargo Packages® (a checking account and three other products) up 16 percent from 2010, purchased by 86 percent of new checking account customers

o	East

—	Eastern core product solutions grew by double digits from 2010

—	For eastern stores converted to the Wells Fargo systems, 82 percent of new checking account customers purchased Wells Fargo Packages® in 2011

—	Platform banker FTE grew by over 670, or 6 percent, from 2010

•

Retail Bank household cross-sell ratio for combined company of 5.92 products per household, up from 5.70 in fourth quarter 2010; cross-sell in the West of 6.29, compared with 5.43 in the East, represents the opportunity to earn more business from customers in the East

•

Wells Fargo’s retail bank ranked No. 1 again in customer satisfaction according to the American Customer Satisfaction Index (ACSI) for customers of large banks (tied with Citigroup, third quarter 2011 results released in December)

•	Small Business/Business Banking

o	Store-based business solutions up 15 percent from 2010 (West)

o	Sales of Wells Fargo Business Services Packages (a business checking account and at least three other business products) up 37 percent from 2010, purchased by 75 percent of new business checking account customers (West)

o	Wells Fargo, America’s #1 small business lender, made $13.9 billion in new loan commitments to its small business customers in 2011, an 8 percent increase in new dollars lent from 2010

•	Online and Mobile Banking

o	19.8 million combined active online customers

o	7.3 million combined active mobile customers

o	Wells Fargo AssistSM, an online financial assistance center, launched and provides information for customers who are facing payment challenges

Wells Fargo Home Mortgage (Home Mortgage)

•	Home Mortgage applications of $157 billion, compared with $169 billion in prior quarter

•	Home Mortgage application pipeline of $72 billion at quarter end, compared with $84 billion at September 30, 2011

•	Home Mortgage originations of $120 billion, up from $89 billion in prior quarter

•	Residential mortgage servicing portfolio of $1.8 trillion

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $20 million. Products & business segments include Middle Market Commercial Banking, Government & Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Investment Banking & Capital Markets, Securities Investment Portfolio, Asset Backed Finance, and Asset Management.

Selected Financial Information

	Quarter ended

(in millions)	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010

Total revenue	$5,425	5,150	5,840
Provision (reversal of provision) for credit losses	32	(178)	195
Noninterest expense	2,939	2,689	2,992
Segment net income	1,641	1,813	1,690

(in billions)
Average loans	264.8	253.4	229.6
Average assets	458.3	438.0	384.4
Average core deposits	223.2	209.3	185.1

Wholesale Banking reported net income of $1.6 billion, down $172 million or 9 percent from the third quarter and $49 million or 3 percent from fourth quarter 2010. Revenue increased $275 million or 5 percent from the third quarter primarily due to strong loan and deposit growth across most businesses, including commercial banking, commercial real estate, corporate banking, government banking and international. Revenue also benefited from capital markets and investment banking results which rebounded from prior quarter depressed levels. Revenue decreased $415 million, or 7 percent from fourth quarter 2010 as broad based growth among many businesses, including strong loan and deposit growth, was offset by lower PCI resolutions and other gains. Noninterest expense increased $250 million, or 9 percent, from the third quarter due to higher variable compensation related to higher revenue and increased operating losses and foreclosed asset expenses. Expenses decreased $53 million, or 2 percent, from fourth quarter 2010 related to lower operating losses. The provision for credit losses was $32 million and increased $210 million from the third quarter primarily due to lower reserve release. Provision declined $163 million from fourth quarter 2010. The decrease included a $150 million reserve release in fourth quarter 2011 compared with a $200 million reserve release in the fourth quarter a year ago along with a $213 million improvement in net charge-offs.

•

15 percent year-over-year and 4 percent linked quarter average loan growth in almost all portfolios including asset backed finance, capital finance, commercial banking, commercial real estate, corporate banking, government banking and international from both new and existing customer activity

•	Stable level of net charge-offs and lower nonperforming assets

•	Average core deposits up 21 percent from prior year

•	U.S. investment banking 2011 market share of 5.1 percent, up from 4.2 percent for full year 2010 (source: Dealogic fee-based league tables)

•	Ending loans include $2.1 billion of U.S.-based CRE loans purchased in the quarter

Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions, including financial planning, private banking, credit, investment management and trust. Family Wealth (to be rebranded as Abbot Downing, A Wells Fargo Business, in April 2012) meets the unique needs of the ultra high net worth customers. Brokerage serves customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the United States. Retirement is a national leader in providing institutional retirement and trust services (including 401(k) and pension plan record keeping) for businesses, retail retirement solutions for individuals, and reinsurance services for the life insurance industry.

Selected Financial Information

	Quarter ended

(in millions)	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010

Total revenue	$3,065	2,887	3,041
Provision for credit losses	20	48	113
Noninterest expense	2,521	2,368	2,608
Segment net income	325	291	197

(in billions)
Average loans	42.7	43.1	43.0
Average assets	159.3	155.1	140.2
Average core deposits	136.6	133.4	121.5

Wealth, Brokerage and Retirement reported net income of $325 million, up $34 million from third quarter 2011 and up $128 million from fourth quarter 2010. Revenue was $3.1 billion, up 6 percent from third quarter 2011 driven by $59 million in gains on deferred compensation plan investments (offset in expense compared with $128 million in losses in third quarter 2011) and a $153 million gain on the sale of the H.D. Vest business. Excluding deferred compensation and H.D. Vest gains, revenue was down 5 percent due to lower asset-based fees, reduced brokerage transaction revenue and lower securities gains in the brokerage business. Total provision for credit losses decreased $28 million for the quarter, including a reserve release of $12 million in fourth quarter 2011. Noninterest expense increased 6 percent from third quarter 2011 primarily due to higher deferred compensation expense, $52 million in fourth quarter 2011 compared to a $125 million benefit in third quarter 2011. Excluding the $177 million increase in deferred compensation expense, noninterest expense decreased 1 percent primarily due to reduced broker commissions on lower production levels. Revenue was up 1 percent from fourth quarter 2010; excluding the impact of the H.D. Vest gain, revenue was down 4 percent due to lower brokerage transaction revenue. Total provision for credit losses decreased $93 million from fourth quarter 2010. Noninterest expense was down 3 percent from fourth quarter 2010 driven by a decline in personnel costs largely due to decreased broker commissions, driven by lower production levels, and decreased non-personnel costs. Average core deposits increased $3.2 billion from third quarter 2011 and $15.1 billion from fourth quarter 2010.

Retail Brokerage

•	Strong deposit growth, with average balances up $14 billion, or 17 percent, from prior year

•	Client assets of $1.1 trillion, down 3 percent from prior year

•	Managed account assets increased $19 billion, or 8 percent, from prior year driven by strong net flows

Wealth Management

•	Average deposit balances up 3 percent from prior year

•	Client assets of $198 billion, down 2 percent from prior year

Retirement

•	Institutional Retirement plan assets of $236 billion, up $5 billion, or 2 percent, from prior year

•	IRA assets of $268 billion, down $10 billion, or 4 percent, from prior year

Conference Call

The Company will host a live conference call on Tuesday, January 17, at 6:30 a.m. PST (9:30 a.m. EST). To access the call, please dial 866-872-5161 (U.S. and Canada) or 706-643-1962 (international). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings and http://us.reg.meeting-stream.com/wellsfargocompany_011712/.

A replay of the conference call will be available beginning at approximately noon PST (3 p.m. EST) on January 17 through Tuesday, January 24. Please dial 800-642-1687 (U.S. and Canada) or 706-645-9291 (international) and enter Conference ID #29256540. The replay will also be available online at wellsfargo.com/invest_relations/earnings.

Cautionary Statement about Forward-Looking Information

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “target,” “should,” “may,” “can,” “will,” “outlook,” “project,” “appears” or similar expressions. Forward-looking statements in this news release include, among others, statements about: (i) future credit quality and performance, and the adequacy of the allowance for loan losses, including our current expectation of future reductions in the allowance for loan losses; (ii) our expectations regarding elevated first quarter 2012 noninterest expense and declines in noninterest expense beginning in second quarter 2012, as well as our targeted noninterest expense for fourth quarter 2012 as part of our expense management initiatives; (iii) our estimates regarding our Tier 1 common equity ratio under proposed Basel III capital regulations and our expectations regarding returning more capital to our shareholders; and (iv) the timing of remaining integration activities related to the Wachovia merger.

Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current and future economic and market conditions, including the effects of further declines in housing prices, high unemployment rates, U.S. fiscal debt and budget matters and the sovereign debt crisis in Europe; our capital requirements (including under regulatory capital standards as determined and interpreted by applicable regulatory authorities such as the proposed Basel III capital regulations) and our ability to generate capital internally or raise capital on favorable terms; financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses (including the Dodd-Frank Wall Street Reform and Consumer Protection Act); the extent of success in our loan modification efforts, including the effects of regulatory requirements, or changes in regulatory requirements, relating to loan modifications; the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties; negative effects relating to mortgage foreclosures, including changes in our procedures or practices and/or industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures; our ability to realize our noninterest expense target as part of our expense management initiatives when and in the amount targeted, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters; our ability to successfully complete the remaining Wachovia integration activities, as well as realize the expected benefits of the Wachovia merger; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses; disruptions in the capital markets and reduced investor demand for mortgage loans; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; the effect of fluctuations in stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our mutual funds for structured credit products they may hold; changes in the value of our venture capital investments; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; changes in our credit ratings and changes in the credit ratings of our customers or counterparties; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if housing prices and unemployment do not improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2011, and September 30, 2011, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.3 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 stores, 12,000 ATMs, the Internet (wellsfargo.com), and other distribution channels across North America and internationally. With more than 272,000 team members, Wells Fargo serves one in three households in America. Wells Fargo & Company was ranked No. 23 on Fortune’s 2011 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries

QUARTERLY FINANCIAL DATA

TABLE OF CONTENTS

Pages

Summary Information
Summary Financial Data	17-18

Income
Consolidated Statement of Income	19-20
Average Balances, Yields and Rates Paid	21-22
Noninterest Income and Noninterest Expense	23-24

Balance Sheet
Consolidated Balance Sheet	25-26
Average Balances	27

Loans
Securities Available for Sale	28
Loans	28
Nonaccrual Loans and Foreclosed Assets	29
Loans 90 Days or More Past Due and Still Accruing	30
Purchased Credit-Impaired Loans	31-33
Pick-A-Pay Portfolio	34
Non-Strategic and Liquidating Loan Portfolios	35
Home Equity Portfolios	35
Allowance for Credit Losses	36-37

Equity
Condensed Consolidated Statement of Changes in Total Equity	38
Tier 1 Common Equity	39

Operating Segments
Operating Segment Results	40-41

Other
Mortgage Servicing and other related data	42-44

Wells Fargo & Company and Subsidiaries

SUMMARY FINANCIAL DATA

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%

($ in millions, except per share amounts)	2011	2010	Change	2011	2010	Change

For the Period
Wells Fargo net income	$4,107	3,414	20%	$15,869	12,362	28%
Wells Fargo net income applicable to common stock	3,888	3,232	20	15,025	11,632	29
Diluted earnings per common share	0.73	0.61	20	2.82	2.21	28
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.25%	1.09	15	1.25	1.01	24
Wells Fargo net income applicable to common stock to average Wells Fargo common stockolders’ equity (ROE)	11.97	10.95	9	11.93	10.33	15
Efficiency ratio (1)	60.7	62.1	(2)	61.0	59.2	3
Total revenue	$20,605	21,494	(4)	$80,948	85,210	(5)
Pre-tax pre-provision profit (PTPP) (2)	8,097	8,154	(1)	31,555	34,754	(9)
Dividends declared per common share	0.12	0.05	140	0.48	0.20	140
Average common shares outstanding	5,271.9	5,256.2	-	5,278.1	5,226.8	1
Diluted average common shares outstanding	5,317.6	5,293.8	-	5,323.4	5,263.1	1
Average loans	$768,563	753,675	2	$757,144	770,601	(2)
Average assets	1,306,728	1,237,037	6	1,270,265	1,226,938	4
Average core deposits (3)	864,928	794,799	9	826,735	772,021	7
Average retail core deposits (4)	606,810	573,843	6	595,851	572,881	4
Net interest margin	3.89%	4.16	(6)	3.94	4.26	(8)

At Period End
Securities available for sale	$222,613	172,654	29	$222,613	172,654	29
Loans	769,631	757,267	2	769,631	757,267	2
Allowance for loan losses	19,372	23,022	(16)	19,372	23,022	(16)
Goodwill	25,115	24,770	1	25,115	24,770	1
Assets	1,313,867	1,258,128	4	1,313,867	1,258,128	4
Core deposits (3)	872,629	798,192	9	872,629	798,192	9
Wells Fargo stockholders’ equity	140,241	126,408	11	140,241	126,408	11
Total equity	141,687	127,889	11	141,687	127,889	11
Capital ratios:
Total equity to assets	10.78%	10.16	6	10.78	10.16	6
Risk-based capital (5):
Tier 1 capital	11.33	11.16	2	11.33	11.16	2
Total capital	14.77	15.01	(2)	14.77	15.01	(2)
Tier 1 leverage (5)	9.03	9.19	(2)	9.03	9.19	(2)
Tier 1 common equity (6)	9.46	8.30	14	9.46	8.30	14
Common shares outstanding	5,262.6	5,262.3	-	5,262.6	5,262.3	-
Book value per common share	$24.64	22.49	10	$24.64	22.49	10
Common stock price:
High	27.97	31.61	(12)	34.25	34.25	-
Low	22.61	23.37	(3)	22.58	23.02	(2)
Period end	27.56	30.99	(11)	27.56	30.99	(11)
Team members (active, full-time equivalent)	264,200	272,200	(3)	264,200	272,200	(3)

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The December 31, 2011, ratios are preliminary.
(6)	See the “Five Quarter Tier 1 Common Equity Under Basel I” table for additional information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended

($ in millions, except per share amounts)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010

For the Quarter
Wells Fargo net income	$4,107	4,055	3,948	3,759	3,414
Wells Fargo net income applicable to common stock	3,888	3,839	3,728	3,570	3,232
Diluted earnings per common share	0.73	0.72	0.70	0.67	0.61
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.25%	1.26	1.27	1.23	1.09
Wells Fargo net income applicable to common stock to average
Wells Fargo common stockholders’ equity (ROE)	11.97	11.86	11.92	11.98	10.95
Efficiency ratio (1)	60.7	59.5	61.2	62.6	62.1
Total revenue	$20,605	19,628	20,386	20,329	21,494
Pre-tax pre-provision profit (PTPP) (2)	8,097	7,951	7,911	7,596	8,154
Dividends declared per common share	0.12	0.12	0.12	0.12	0.05
Average common shares outstanding	5,271.9	5,275.5	5,286.5	5,278.8	5,256.2
Diluted average common shares outstanding	5,317.6	5,319.2	5,331.7	5,333.1	5,293.8
Average loans	$768,563	754,544	751,253	754,077	753,675
Average assets	1,306,728	1,281,369	1,250,945	1,241,176	1,237,037
Average core deposits (3)	864,928	836,845	807,483	796,826	794,799
Average retail core deposits (4)	606,810	599,227	592,974	584,100	573,843
Net interest margin	3.89%	3.84	4.01	4.05	4.16

At Quarter End
Securities available for sale	$222,613	207,176	186,298	167,906	172,654
Loans	769,631	760,106	751,921	751,155	757,267
Allowance for loan losses	19,372	20,039	20,893	21,983	23,022
Goodwill	25,115	25,038	24,776	24,777	24,770
Assets	1,313,867	1,304,945	1,259,734	1,244,666	1,258,128
Core deposits (3)	872,629	849,632	808,970	795,038	798,192
Wells Fargo stockholders’ equity	140,241	137,768	136,401	133,471	126,408
Total equity	141,687	139,244	137,916	134,943	127,889
Capital ratios:
Total equity to assets	10.78%	10.67	10.95	10.84	10.16
Risk-based capital (5):
Tier 1 capital	11.33	11.26	11.69	11.50	11.16
Total capital	14.77	14.86	15.41	15.30	15.01
Tier 1 leverage (5)	9.03	8.97	9.43	9.27	9.19
Tier 1 common equity (6)	9.46	9.34	9.15	8.93	8.30
Common shares outstanding	5,262.6	5,272.2	5,278.2	5,300.9	5,262.3
Book value per common share	$24.64	24.13	23.84	23.18	22.49
Common stock price:
High	27.97	29.63	32.63	34.25	31.61
Low	22.61	22.58	25.26	29.82	23.37
Period end	27.56	24.12	28.06	31.71	30.99
Team members (active, full-time equivalent)	264,200	263,800	266,600	270,200	272,200

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The December 31, 2011, ratios are preliminary.
(6)	See the “Five Quarter Tier 1 Common Equity Under Basel I” table for additional information.

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%

(in millions, except per share amounts)	2011	2010	Change	2011	2010	Change

Interest income
Trading assets	$400	295	36%	$1,440	1,098	31%
Securities available for sale	2,092	2,374	(12)	8,475	9,666	(12)
Mortgages held for sale	456	495	(8)	1,644	1,736	(5)
Loans held for sale	16	15	7	58	101	(43)
Loans	9,275	9,666	(4)	37,247	39,760	(6)
Other interest income	139	124	12	548	435	26

Total interest income	12,378	12,969	(5)	49,412	52,796	(6)

Interest expense
Deposits	507	662	(23)	2,275	2,832	(20)
Short-term borrowings	14	26	(46)	80	92	(13)
Long-term debt	885	1,153	(23)	3,978	4,888	(19)
Other interest expense	80	65	23	316	227	39

Total interest expense	1,486	1,906	(22)	6,649	8,039	(17)

Net interest income	10,892	11,063	(2)	42,763	44,757	(4)
Provision for credit losses	2,040	2,989	(32)	7,899	15,753	(50)

Net interest income after provision for credit losses	8,852	8,074	10	34,864	29,004	20

Noninterest income
Service charges on deposit accounts	1,091	1,035	5	4,280	4,916	(13)
Trust and investment fees	2,658	2,958	(10)	11,304	10,934	3
Card fees	680	941	(28)	3,653	3,652	-
Other fees	1,096	1,063	3	4,193	3,990	5
Mortgage banking	2,364	2,757	(14)	7,832	9,737	(20)
Insurance	466	564	(17)	1,960	2,126	(8)
Net gains from trading activities	430	532	(19)	1,014	1,648	(38)
Net gains (losses) on debt securities available for sale	48	(268)	NM	54	(324)	NM
Net gains from equity investments	61	317	(81)	1,482	779	90
Operating leases	60	79	(24)	524	815	(36)
Other	759	453	68	1,889	2,180	(13)

Total noninterest income	9,713	10,431	(7)	38,185	40,453	(6)

Noninterest expense
Salaries	3,706	3,513	5	14,462	13,869	4
Commission and incentive compensation	2,251	2,195	3	8,857	8,692	2
Employee benefits	1,012	1,192	(15)	4,348	4,651	(7)
Equipment	607	813	(25)	2,283	2,636	(13)
Net occupancy	759	750	1	3,011	3,030	(1)
Core deposit and other intangibles	467	549	(15)	1,880	2,199	(15)
FDIC and other deposit assessments	314	301	4	1,266	1,197	6
Other	3,392	4,027	(16)	13,286	14,182	(6)

Total noninterest expense	12,508	13,340	(6)	49,393	50,456	(2)

Income before income tax expense	6,057	5,165	17	23,656	19,001	24
Income tax expense	1,874	1,672	12	7,445	6,338	17

Net income before noncontrolling interests	4,183	3,493	20	16,211	12,663	28
Less: Net income from noncontrolling interests	76	79	(4)	342	301	14

Wells Fargo net income	$4,107	3,414	20	$15,869	12,362	28

Less: Preferred stock dividends and other	219	182	20	844	730	16

Wells Fargo net income applicable to common stock	$3,888	3,232	20	$15,025	11,632	29

Per share information
Earnings per common share	$0.74	0.62	19	$2.85	2.23	28
Diluted earnings per common share	0.73	0.61	20	2.82	2.21	28
Dividends declared per common share	0.12	0.05	140	0.48	0.20	140
Average common shares outstanding	5,271.9	5,256.2	-	5,278.1	5,226.8	1
Diluted average common shares outstanding	5,317.6	5,293.8	-	5,323.4	5,263.1	1

NM - Not meaningful

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions, except per share amounts)	2011	2011	2011	2011	2010

Interest income
Trading assets	$400	343	347	350	295
Securities available for sale	2,092	2,053	2,166	2,164	2,374
Mortgages held for sale	456	389	362	437	495
Loans held for sale	16	13	17	12	15
Loans	9,275	9,224	9,361	9,387	9,666
Other interest income	139	156	131	122	124

Total interest income	12,378	12,178	12,384	12,472	12,969

Interest expense
Deposits	507	559	594	615	662
Short-term borrowings	14	20	20	26	26
Long-term debt	885	980	1,009	1,104	1,153
Other interest expense	80	77	83	76	65

Total interest expense	1,486	1,636	1,706	1,821	1,906

Net interest income	10,892	10,542	10,678	10,651	11,063
Provision for credit losses	2,040	1,811	1,838	2,210	2,989

Net interest income after provision for credit losses	8,852	8,731	8,840	8,441	8,074

Noninterest income
Service charges on deposit accounts	1,091	1,103	1,074	1,012	1,035
Trust and investment fees	2,658	2,786	2,944	2,916	2,958
Card fees	680	1,013	1,003	957	941
Other fees	1,096	1,085	1,023	989	1,063
Mortgage banking	2,364	1,833	1,619	2,016	2,757
Insurance	466	423	568	503	564
Net gains (losses) from trading activities	430	(442)	414	612	532
Net gains (losses) on debt securities available for sale	48	300	(128)	(166)	(268)
Net gains from equity investments	61	344	724	353	317
Operating leases	60	284	103	77	79
Other	759	357	364	409	453

Total noninterest income	9,713	9,086	9,708	9,678	10,431

Noninterest expense
Salaries	3,706	3,718	3,584	3,454	3,513
Commission and incentive compensation	2,251	2,088	2,171	2,347	2,195
Employee benefits	1,012	780	1,164	1,392	1,192
Equipment	607	516	528	632	813
Net occupancy	759	751	749	752	750
Core deposit and other intangibles	467	466	464	483	549
FDIC and other deposit assessments	314	332	315	305	301
Other	3,392	3,026	3,500	3,368	4,027

Total noninterest expense	12,508	11,677	12,475	12,733	13,340

Income before income tax expense	6,057	6,140	6,073	5,386	5,165
Income tax expense	1,874	1,998	2,001	1,572	1,672

Net income before noncontrolling interests	4,183	4,142	4,072	3,814	3,493
Less: Net income from noncontrolling interests	76	87	124	55	79

Wells Fargo net income	$4,107	4,055	3,948	3,759	3,414

Less: Preferred stock dividends and other	219	216	220	189	182

Wells Fargo net income applicable to common stock	$3,888	3,839	3,728	3,570	3,232

Per share information
Earnings per common share	$0.74	0.73	0.70	0.68	0.62
Diluted earnings per common share	0.73	0.72	0.70	0.67	0.61
Dividends declared per common share	0.12	0.12	0.12	0.12	0.05
Average common shares outstanding	5,271.9	5,275.5	5,286.5	5,278.8	5,256.2
Diluted average common shares outstanding	5,317.6	5,319.2	5,331.7	5,333.1	5,293.8

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,
	2011			2010
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$67,968	0.52%	$89	72,029	0.40%	$74
Trading assets	45,521	3.57	407	33,871	3.56	302
Securities available for sale (3):
Securities of U.S. Treasury and federal agencies	8,708	0.99	22	1,597	2.80	12
Securities of U.S. states and political subdivisions	28,015	4.80	336	18,245	5.58	255
Mortgage-backed securities:
Federal agencies	84,332	3.68	776	76,674	4.48	859
Residential and commercial	34,717	7.05	612	31,060	10.95	850

Total mortgage-backed securities	119,049	4.66	1,388	107,734	6.35	1,709
Other debt and equity securities	47,278	4.38	518	35,492	6.15	545

Total securities available for sale	203,050	4.46	2,264	163,068	6.18	2,521
Mortgages held for sale (4)	44,842	4.07	456	45,063	4.39	495
Loans held for sale (4)	1,118	5.84	16	1,140	5.15	15
Loans:
Commercial:
Commercial and industrial	166,920	4.08	1,713	147,866	4.71	1,755
Real estate mortgage	105,219	4.26	1,130	99,188	3.85	961
Real estate construction	19,624	4.61	228	26,882	3.68	250
Lease financing	12,893	7.41	239	13,033	9.00	293
Foreign	38,740	2.39	233	30,986	3.57	279

Total commercial	343,396	4.10	3,543	317,955	4.42	3,538

Consumer:
Real estate 1-4 family first mortgage	229,746	4.74	2,727	228,802	5.06	2,901
Real estate 1-4 family junior lien mortgage	87,212	4.34	953	97,673	4.37	1,075
Credit card	21,933	12.96	711	21,888	13.44	736
Other revolving credit and installment	86,276	6.23	1,356	87,357	6.48	1,427

Total consumer	425,167	5.39	5,747	435,720	5.61	6,139

Total loans (4)	768,563	4.81	9,290	753,675	5.11	9,677
Other	4,671	4.32	50	5,338	3.93	51

Total earning assets	$1,135,733	4.41%	$12,572	1,074,184	4.87%	$13,135

Funding sources
Deposits:
Interest-bearing checking	$35,285	0.06%	$6	60,879	0.09%	$15
Market rate and other savings	485,127	0.14	175	431,171	0.25	266
Savings certificates	64,868	1.43	233	79,146	1.43	285
Other time deposits	12,868	1.85	60	13,438	2.00	67
Deposits in foreign offices	67,213	0.20	33	55,463	0.21	29

Total interest-bearing deposits	665,361	0.30	507	640,097	0.41	662
Short-term borrowings	48,742	0.14	17	50,609	0.24	31
Long-term debt	129,445	2.73	885	160,801	2.86	1,153
Other liabilities	12,166	2.60	80	8,258	3.13	65

Total interest-bearing liabilities	855,714	0.69	1,489	859,765	0.89	1,911
Portion of noninterest-bearing funding sources	280,019	-	-	214,419	-	-

Total funding sources	$1,135,733	0.52	1,489	1,074,184	0.71	1,911

Net interest margin and net interest income on a taxable-equivalent basis (5)		3.89%	$11,083		4.16%	$11,224
Noninterest-earning assets
Cash and due from banks	$17,718			18,016
Goodwill	25,057			24,832
Other	128,220			120,005

Total noninterest-earning assets	$170,995			162,853

Noninterest-bearing funding sources
Deposits	$246,692			197,943
Other liabilities	63,556			52,930
Total equity	140,766			126,399
Noninterest-bearing funding sources used to fund earning assets	(280,019)			(214,419)

Net noninterest-bearing funding sources	$170,995			162,853

Total assets	$1,306,728			1,237,037

(1)	Our average prime rate was 3.25% for the quarters ended December 31, 2011 and 2010. The average three-month London Interbank Offered Rate (LIBOR) was 0.48% and 0.29% for the same quarters, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost and the previously reported amounts for all periods prior to 2011 have been changed to amortized cost, the basis used to determine yield for those periods.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	Includes taxable-equivalent adjustments of $191 million and $161 million for December 31, 2011 and 2010, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,
	2011			2010
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$87,186	0.40%	$345	62,961	0.36%	$230
Trading assets	39,737	3.68	1,463	29,920	3.75	1,121
Securities available for sale (3):
Securities of U.S. Treasury and federal agencies	5,503	1.25	69	1,870	3.24	61
Securities of U.S. states and political subdivisions	24,035	5.09	1,223	16,089	6.09	980
Mortgage-backed securities:
Federal agencies	74,665	4.36	3,257	71,953	5.14	3,697
Residential and commercial	31,902	8.20	2,617	31,815	10.67	3,396

Total mortgage-backed securities	106,567	5.51	5,874	103,768	6.84	7,093
Other debt and equity securities	38,625	5.03	1,941	32,611	6.45	2,102

Total securities available for sale	174,730	5.21	9,107	154,338	6.63	10,236
Mortgages held for sale (4)	37,232	4.42	1,644	36,716	4.73	1,736
Loans held for sale (4)	1,104	5.25	58	3,773	2.67	101
Loans:
Commercial:
Commercial and industrial	157,608	4.37	6,894	149,576	4.80	7,186
Real estate mortgage	102,236	4.07	4,163	98,497	3.89	3,836
Real estate construction	21,592	4.88	1,055	31,286	3.36	1,051
Lease financing	12,944	7.54	976	13,451	9.21	1,239
Foreign	36,768	2.56	941	29,726	3.49	1,037

Total commercial	331,148	4.24	14,029	322,536	4.45	14,349

Consumer:
Real estate 1-4 family first mortgage	226,980	4.89	11,090	235,568	5.18	12,206
Real estate 1-4 family junior lien mortgage	90,705	4.33	3,926	101,537	4.45	4,519
Credit card	21,463	13.02	2,794	22,375	13.35	2,987
Other revolving credit and installment	86,848	6.29	5,463	88,585	6.49	5,747

Total consumer	425,996	5.46	23,273	448,065	5.68	25,459

Total loans (4)	757,144	4.93	37,302	770,601	5.17	39,808
Other	4,929	4.12	203	5,849	3.56	207

Total earning assets	$1,102,062	4.55%	$50,122	1,064,158	5.02%	$53,439

Funding sources
Deposits:
Interest-bearing checking	$47,705	0.08%	$40	60,941	0.12%	$72
Market rate and other savings	464,450	0.18	836	416,877	0.26	1,088
Savings certificates	69,711	1.43	995	87,133	1.43	1,247
Other time deposits	13,126	2.04	268	14,654	2.07	302
Deposits in foreign offices	61,566	0.22	136	55,097	0.22	123

Total interest-bearing deposits	656,558	0.35	2,275	634,702	0.45	2,832
Short-term borrowings	51,781	0.18	94	46,824	0.22	106
Long-term debt	141,079	2.82	3,978	185,426	2.64	4,888
Other liabilities	10,955	2.88	316	6,863	3.31	227

Total interest-bearing liabilities	860,373	0.77	6,663	873,815	0.92	8,053
Portion of noninterest-bearing funding sources	241,689	-	-	190,343	-	-

Total funding sources	$1,102,062	0.61	6,663	1,064,158	0.76	8,053

Net interest margin and net interest income on a taxable-equivalent basis (5)		3.94%	$43,459		4.26%	$45,386
Noninterest-earning assets
Cash and due from banks	$17,388			17,618
Goodwill	24,904			24,824
Other	125,911			120,338

Total noninterest-earning assets	$168,203			162,780

Noninterest-bearing funding sources
Deposits	$215,242			183,008
Other liabilities	57,399			47,877
Total equity	137,251			122,238
Noninterest-bearing funding sources used to fund earning assets	(241,689)			(190,343)

Net noninterest-bearing funding sources	$168,203			162,780

Total assets	$1,270,265			1,226,938

(1)	Our average prime rate was 3.25% for the years ended December 31, 2011 and 2010. The average three-month London Interbank Offered Rate (LIBOR) was 0.34% for the same periods.
(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost and the previously reported amounts for all periods prior to 2011 have been changed to amortized cost, the basis used to determine yield for those periods.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	Includes taxable-equivalent adjustments of $696 million and $629 million for December 31, 2011 and 2010, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

NONINTEREST INCOME

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%

(in millions)	2011	2010	Change	2011	2010	Change

Service charges on deposit accounts	$1,091	1,035	5%	$4,280	4,916	(13)%
Trust and investment fees:
Trust, investment and IRA fees	1,000	1,030	(3)	4,099	4,038	2
Commissions and all other fees	1,658	1,928	(14)	7,205	6,896	4

Total trust and investment fees	2,658	2,958	(10)	11,304	10,934	3

Card fees	680	941	(28)	3,653	3,652	-
Other fees:
Cash network fees	109	74	47	389	260	50
Charges and fees on loans	402	446	(10)	1,641	1,690	(3)
Processing and all other fees	585	543	8	2,163	2,040	6

Total other fees	1,096	1,063	3	4,193	3,990	5

Mortgage banking:
Servicing income, net	493	240	105	3,266	3,340	(2)
Net gains on mortgage loan origination/sales activities	1,871	2,517	(26)	4,566	6,397	(29)

Total mortgage banking	2,364	2,757	(14)	7,832	9,737	(20)

Insurance	466	564	(17)	1,960	2,126	(8)
Net gains (losses) from trading activities	430	532	(19)	1,014	1,648	(38)
Net gains (losses) on debt securities available for sale	48	(268)	NM	54	(324)	NM
Net gains from equity investments	61	317	(81)	1,482	779	90
Operating leases	60	79	(24)	524	815	(36)
All other	759	453	68	1,889	2,180	(13)

Total	$9,713	10,431	(7)	$38,185	40,453	(6)

NM - Not meaningful NONINTEREST EXPENSE

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%

(in millions)	2011	2010	Change	2011	2010	Change

Salaries	$3,706	3,513	5%	$14,462	13,869	4%
Commission and incentive compensation	2,251	2,195	3	8,857	8,692	2
Employee benefits	1,012	1,192	(15)	4,348	4,651	(7)
Equipment	607	813	(25)	2,283	2,636	(13)
Net occupancy	759	750	1	3,011	3,030	(1)
Core deposit and other intangibles	467	549	(15)	1,880	2,199	(15)
FDIC and other deposit assessments	314	301	4	1,266	1,197	6
Outside professional services	813	781	4	2,692	2,370	14
Contract services	356	481	(26)	1,407	1,642	(14)
Foreclosed assets	370	452	(18)	1,354	1,537	(12)
Operating losses	163	193	(16)	1,261	1,258	-
Postage, stationery and supplies	231	239	(3)	942	944	-
Outside data processing	257	235	9	935	1,046	(11)
Travel and entertainment	212	221	(4)	821	783	5
Advertising and promotion	166	192	(14)	607	630	(4)
Telecommunications	129	151	(15)	523	596	(12)
Insurance	87	90	(3)	515	464	11
Operating leases	28	24	17	112	109	3
All other	580	968	(40)	2,117	2,803	(24)

Total	$12,508	13,340	(6)	$49,393	50,456	(2)

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONINTEREST INCOME

	Quarter ended

(in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010

Service charges on deposit accounts	$1,091	1,103	1,074	1,012	1,035
Trust and investment fees:
Trust, investment and IRA fees	1,000	1,019	1,020	1,060	1,030
Commissions and all other fees	1,658	1,767	1,924	1,856	1,928

Total trust and investment fees	2,658	2,786	2,944	2,916	2,958

Card fees	680	1,013	1,003	957	941
Other fees:
Cash network fees	109	105	94	81	74
Charges and fees on loans	402	438	404	397	446
Processing and all other fees	585	542	525	511	543

Total other fees	1,096	1,085	1,023	989	1,063

Mortgage banking:
Servicing income, net	493	1,030	877	866	240
Net gains on mortgage loan origination/sales activities	1,871	803	742	1,150	2,517

Total mortgage banking	2,364	1,833	1,619	2,016	2,757

Insurance	466	423	568	503	564
Net gains (losses) from trading activities	430	(442)	414	612	532
Net gains (losses) on debt securities available for sale	48	300	(128)	(166)	(268)
Net gains from equity investments	61	344	724	353	317
Operating leases	60	284	103	77	79
All other	759	357	364	409	453

Total	$9,713	9,086	9,708	9,678	10,431

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended

(in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010

Salaries	$3,706	3,718	3,584	3,454	3,513
Commission and incentive compensation	2,251	2,088	2,171	2,347	2,195
Employee benefits	1,012	780	1,164	1,392	1,192
Equipment	607	516	528	632	813
Net occupancy	759	751	749	752	750
Core deposit and other intangibles	467	466	464	483	549
FDIC and other deposit assessments	314	332	315	305	301
Outside professional services	813	640	659	580	781
Contract services	356	341	341	369	481
Foreclosed assets	370	271	305	408	452
Operating losses	163	198	428	472	193
Postage, stationery and supplies	231	240	236	235	239
Outside data processing	257	226	232	220	235
Travel and entertainment	212	198	205	206	221
Advertising and promotion	166	159	166	116	192
Telecommunications	129	128	132	134	151
Insurance	87	94	201	133	90
Operating leases	28	29	31	24	24
All other	580	502	564	471	968

Total	$12,508	11,677	12,475	12,733	13,340

Wells Fargo & Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

	December 31,		%

(in millions, except shares)	2011	2010	Change

Assets
Cash and due from banks	$19,440	16,044	21%
Federal funds sold, securities purchased under resale agreements and other short-term investments	44,367	80,637	(45)
Trading assets	77,814	51,414	51
Securities available for sale	222,613	172,654	29
Mortgages held for sale (includes $44,791 and $47,531 carried at fair value)	48,357	51,763	(7)
Loans held for sale (includes $1,176 and $873 carried at fair value)	1,338	1,290	4

Loans (includes $5,916 and $309 carried at fair value)	769,631	757,267	2
Allowance for loan losses	(19,372)	(23,022)	(16)

Net loans	750,259	734,245	2

Mortgage servicing rights:
Measured at fair value	12,603	14,467	(13)
Amortized	1,408	1,419	(1)
Premises and equipment, net	9,531	9,644	(1)
Goodwill	25,115	24,770	1
Other assets	101,022	99,781	1

Total assets	$1,313,867	1,258,128	4

Liabilities
Noninterest-bearing deposits	$244,003	191,256	28
Interest-bearing deposits	676,067	656,686	3

Total deposits	920,070	847,942	9
Short-term borrowings	49,091	55,401	(11)
Accrued expenses and other liabilities	77,665	69,913	11
Long-term debt (includes $0 and $306 carried at fair value)	125,354	156,983	(20)

Total liabilities	1,172,180	1,130,239	4

Equity

Wells Fargo stockholders’ equity:
Preferred stock	11,431	8,689	32
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,358,522,061 and 5,272,414,622 shares	8,931	8,787	2
Additional paid-in capital	55,957	53,426	5
Retained earnings	64,385	51,918	24
Cumulative other comprehensive income	3,207	4,738	(32)
Treasury stock – 95,910,425 shares and 10,131,394 shares	(2,744)	(487)	463
Unearned ESOP shares	(926)	(663)	40

Total Wells Fargo stockholders’ equity	140,241	126,408	11
Noncontrolling interests	1,446	1,481	(2)

Total equity	141,687	127,889	11

Total liabilities and equity	$1,313,867	1,258,128	4

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010

Assets
Cash and due from banks	$19,440	18,314	24,059	16,978	16,044
Federal funds sold, securities purchased under resale agreements and other short-term investments	44,367	89,804	88,406	93,041	80,637
Trading assets	77,814	57,786	54,770	57,890	51,414
Securities available for sale	222,613	207,176	186,298	167,906	172,654
Mortgages held for sale	48,357	42,704	31,254	33,121	51,763
Loans held for sale	1,338	743	1,512	1,428	1,290

Loans	769,631	760,106	751,921	751,155	757,267
Allowance for loan losses	(19,372)	(20,039)	(20,893)	(21,983)	(23,022)

Net loans	750,259	740,067	731,028	729,172	734,245

Mortgage servicing rights:
Measured at fair value	12,603	12,372	14,778	15,648	14,467
Amortized	1,408	1,397	1,422	1,423	1,419
Premises and equipment, net	9,531	9,607	9,613	9,545	9,644
Goodwill	25,115	25,038	24,776	24,777	24,770
Other assets	101,022	99,937	91,818	93,737	99,781

Total assets	$1,313,867	1,304,945	1,259,734	1,244,666	1,258,128

Liabilities
Noninterest-bearing deposits	$244,003	229,863	202,143	190,959	191,256
Interest-bearing deposits	676,067	665,565	651,492	646,703	656,686

Total deposits	920,070	895,428	853,635	837,662	847,942
Short-term borrowings	49,091	50,775	53,881	54,737	55,401
Accrued expenses and other liabilities	77,665	86,284	71,430	68,721	69,913
Long-term debt	125,354	133,214	142,872	148,603	156,983

Total liabilities	1,172,180	1,165,701	1,121,818	1,109,723	1,130,239

Equity
Wells Fargo stockholders’ equity:
Preferred stock	11,431	11,566	11,730	11,897	8,689
Common stock	8,931	8,902	8,876	8,854	8,787
Additional paid-in capital	55,957	55,495	55,226	54,815	53,426
Retained earnings	64,385	61,135	57,942	54,855	51,918
Cumulative other comprehensive income	3,207	3,828	5,422	5,021	4,738
Treasury stock	(2,744)	(2,087)	(1,546)	(541)	(487)
Unearned ESOP shares	(926)	(1,071)	(1,249)	(1,430)	(663)

Total Wells Fargo stockholders’ equity	140,241	137,768	136,401	133,471	126,408
Noncontrolling interests	1,446	1,476	1,515	1,472	1,481

Total equity	141,687	139,244	137,916	134,943	127,889

Total liabilities and equity	$1,313,867	1,304,945	1,259,734	1,244,666	1,258,128

Wells Fargo & Company and Subsidiaries

FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended
	Dec. 31, 2011		Sept. 30, 2011			June 30, 2011			Mar. 31, 2011			Dec. 31, 2010
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates		Average balance	Yields/ rates		Average balance	Yields/ rates		Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$68.0	0.52%	$98.9	0.42	%	$98.5	0.32	%	$83.4	0.35	%	$72.0	0.40	%
Trading assets	45.5	3.57	37.9	3.67		38.0	3.71		37.4	3.81		33.9	3.56
Securities available for sale (2):
Securities of U.S. Treasury and federal agencies	8.7	0.99	9.6	1.02		2.0	2.33		1.6	2.87		1.6	2.80
Securities of U.S. states and political subdivisions	28.0	4.80	25.6	4.93		22.5	5.35		19.9	5.45		18.3	5.58
Mortgage-backed securities:
Federal agencies	84.3	3.68	72.8	4.41		70.9	4.76		70.4	4.72		76.7	4.48
Residential and commercial	34.7	7.05	32.6	7.46		30.0	8.86		30.2	9.68		31.0	10.95
Total mortgage-backed securities	119.0	4.66	105.4	5.36		100.9	5.98		100.6	6.21		107.7	6.35
Other debt and equity securities	47.3	4.38	38.9	4.69		34.5	5.81		33.6	5.55		35.5	6.15
Total securities available for sale	203.0	4.46	179.5	4.92		159.9	5.81		155.7	5.94		163.1	6.18
Mortgages held for sale	44.8	4.07	34.6	4.49		30.7	4.73		38.7	4.51		45.1	4.39
Loans held for sale	1.1	5.84	1.0	5.21		1.4	5.05		1.0	4.88		1.1	5.15
Loans:
Commercial:
Commercial and industrial	166.9	4.08	159.6	4.22		153.6	4.60		150.0	4.65		147.9	4.71
Real estate mortgage	105.2	4.26	102.4	3.93		101.5	4.16		99.9	3.92		99.2	3.85
Real estate construction	19.6	4.61	20.5	6.12		22.0	4.64		24.3	4.26		26.9	3.68
Lease financing	12.9	7.41	13.0	7.21		12.9	7.72		13.0	7.83		13.0	9.00
Foreign	38.8	2.39	38.2	2.42		36.4	2.65		33.6	2.83		31.0	3.57
Total commercial	343.4	4.10	333.7	4.16		326.4	4.37		320.8	4.33		318.0	4.42
Consumer:
Real estate 1-4 family first mortgage	229.8	4.74	223.8	4.83		224.9	4.97		229.6	5.01		228.8	5.06
Real estate 1-4 family junior lien mortgage	87.2	4.34	89.1	4.37		91.9	4.25		94.7	4.35		97.7	4.37
Credit card	21.9	12.96	21.5	12.96		21.0	12.97		21.5	13.18		21.9	13.44
Other revolving credit and installment	86.3	6.23	86.5	6.25		87.1	6.32		87.5	6.36		87.3	6.48
Total consumer	425.2	5.39	420.9	5.44		424.9	5.48		433.3	5.54		435.7	5.61
Total loans	768.6	4.81	754.6	4.87		751.3	5.00		754.1	5.03		753.7	5.11
Other	4.7	4.32	4.9	4.18		5.0	4.10		5.2	3.90		5.3	3.93
Total earning assets	$1,135.7	4.41%	$1,111.4	4.43	%	$1,084.8	4.64	%	$1,075.5	4.73	%	$1,074.2	4.87	%
Funding sources
Deposits:
Interest-bearing checking	$35.3	0.06%	$44.0	0.07	%	$53.3	0.09	%	$58.5	0.10	%	$60.9	0.09	%
Market rate and other savings	485.1	0.14	473.4	0.17		455.1	0.20		443.6	0.22		431.2	0.25
Savings certificates	64.9	1.43	67.6	1.47		72.1	1.42		74.4	1.39		79.1	1.43
Other time deposits	12.9	1.85	12.8	2.02		13.0	2.03		13.8	2.24		13.4	2.00
Deposits in foreign offices	67.2	0.20	63.5	0.23		57.9	0.23		57.5	0.23		55.5	0.21
Total interest-bearing deposits	665.4	0.30	661.3	0.34		651.4	0.37		647.8	0.38		640.1	0.41
Short-term borrowings	48.7	0.14	50.4	0.18		53.3	0.18		54.8	0.22		50.6	0.24
Long-term debt	129.4	2.73	139.5	2.81		145.5	2.78		150.1	2.95		160.8	2.86
Other liabilities	12.2	2.60	11.2	2.75		11.0	3.03		9.5	3.24		8.3	3.13
Total interest-bearing liabilities	855.7	0.69	862.4	0.76		861.2	0.80		862.2	0.85		859.8	0.89
Portion of noninterest-bearing funding sources	280.0	-	249.0	-		223.6	-		213.3	-		214.4	-
Total funding sources	$1,135.7	0.52	$1,111.4	0.59		$1,084.8	0.63		$1,075.5	0.68		$1,074.2	0.71
Net interest margin on a taxable-equivalent basis		3.89%		3.84	%		4.01	%		4.05	%		4.16	%
Noninterest-earning assets
Cash and due from banks	$17.7		17.1			17.4			17.4			18.0
Goodwill	25.1		25.0			24.8			24.8			24.8
Other	128.2		127.9			123.9			123.5			120.0
Total noninterest-earnings assets	$171.0		170.0			166.1			165.7			162.8
Noninterest-bearing funding sources
Deposits	$246.7		221.2			199.3			193.1			197.9
Other liabilities	63.5		57.5			53.2			55.3			52.9
Total equity	140.8		140.3			137.2			130.6			126.4
Noninterest-bearing funding sources used to fund earning assets	(280.0)		(249.0)			(223.6)			(213.3)			(214.4)
Net noninterest-bearing funding sources	$171.0		170.0			166.1			165.7			162.8
Total assets	$1,306.7		1,281.4			1,250.9			1,241.2			1,237.0

(1)	Our average prime rate was 3.25% for quarters ended December 31, September 30, June 30 and March 31, 2011, and December 31 2010. The average three-month London Interbank Offered Rate (LIBOR) was 0.48%, 0.30%, 0.26%, 0.31% and 0.29% for the same quarters, respectively.
(2)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost and the previously reported amounts for all periods prior to December 31, 2011, have been changed to amortized cost, the basis used to determine yield for those periods.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SECURITIES AVAILABLE FOR SALE

(in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010

Securities of U.S. Treasury and federal agencies	$6,968	13,813	10,523	1,507	1,604
Securities of U.S. states and political subdivisions	32,593	26,970	24,412	21,159	18,654

Mortgage-backed securities:
Federal agencies	96,754	84,716	78,338	75,552	82,037
Residential and commercial	35,986	35,159	33,088	32,728	33,757

Total mortgage-backed securities	132,740	119,875	111,426	108,280	115,794
Other debt securities	46,895	42,925	35,582	31,952	31,413

Total debt securities available for sale	219,196	203,583	181,943	162,898	167,465
Marketable equity securities	3,417	3,593	4,355	5,008	5,189

Total securities available for sale	$222,613	207,176	186,298	167,906	172,654

FIVE QUARTER LOANS

(in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010

Commercial:
Commercial and industrial	$167,216	164,510	157,095	150,857	151,284
Real estate mortgage	105,975	104,363	101,458	101,084	99,435
Real estate construction	19,382	19,719	21,374	22,868	25,333
Lease financing	13,117	12,852	12,907	12,937	13,094
Foreign (1)	39,760	38,390	37,855	35,476	32,912

Total commercial	345,450	339,834	330,689	323,222	322,058

Consumer:
Real estate 1-4 family first mortgage	228,894	223,758	222,874	226,509	230,235
Real estate 1-4 family junior lien mortgage	85,991	88,264	89,947	93,041	96,149
Credit card	22,836	21,650	21,191	20,996	22,260
Other revolving credit and installment	86,460	86,600	87,220	87,387	86,565

Total consumer	424,181	420,272	421,232	427,933	435,209

Total loans (net of unearned income) (2)	$769,631	760,106	751,921	751,155	757,267

(1)	Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign if the borrower’s primary address is outside of the United States.
(2)	Includes $36.7 billion, $37.2 billion, $38.7 billion, $40.0 billion and $41.4 billion of purchased credit-impaired (PCI) loans at December 31, September 30, June 30 and March 31, 2011, and December 31, 2010, respectively. See table on page 31 for detail of PCI loans.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010

Nonaccrual loans:
Commercial:
Commercial and industrial	$2,142	2,128	2,393	2,653	3,213
Real estate mortgage	4,085	4,429	4,691	5,239	5,227
Real estate construction	1,890	1,915	2,043	2,239	2,676
Lease financing	53	71	79	95	108
Foreign	47	68	59	86	127

Total commercial	8,217	8,611	9,265	10,312	11,351

Consumer:
Real estate 1-4 family first mortgage	10,913	11,024	11,427	12,143	12,289
Real estate 1-4 family junior lien mortgage	1,975	2,035	2,098	2,235	2,302
Other revolving credit and installment	199	230	255	275	300

Total consumer	13,087	13,289	13,780	14,653	14,891

Total nonaccrual loans (1)(2)(3)	21,304	21,900	23,045	24,965	26,242

As a percentage of total loans	2.77%	2.88	3.06	3.32	3.47
Foreclosed assets:
GNMA (4)	$1,319	1,336	1,320	1,457	1,479
Non-GNMA	3,342	3,608	3,541	4,055	4,530

Total foreclosed assets	4,661	4,944	4,861	5,512	6,009

Total nonperforming assets	$25,965	26,844	27,906	30,477	32,251

As a percentage of total loans	3.37%	3.53	3.71	4.06	4.26

(1)	Also includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.
(2)	Excludes loans that are accounted for as PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.
(3)	Real estate 1-4 family mortgage loans insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status since they are insured or guaranteed.
(4)	Consistent with regulatory reporting requirements, foreclosed real estate securing government insured/guaranteed loans is classified as nonperforming. Both principal and interest for government insured/guaranteed loans secured by the foreclosed real estate are collectible because the loans are insured by the FHA or guaranteed by the VA.

Wells Fargo & Company and Subsidiaries

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010

Total (excluding PCI)(1):	$22,569	19,639	17,318	17,901	18,488
Less: FHA insured / VA guaranteed (2)	19,240	16,498	14,474	14,353	14,733
Less: Student loans guaranteed under the FFELP (3)	1,281	1,212	1,014	1,120	1,106

Total, not government insured/guaranteed	$2,048	1,929	1,830	2,428	2,649

By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$153	108	110	338	308
Real estate mortgage	256	207	137	177	104
Real estate construction	89	57	86	156	193
Foreign	6	11	12	16	22

Total commercial	504	383	345	687	627

Consumer:
Real estate 1-4 family first mortgage (4)	781	819	728	858	941
Real estate 1-4 family junior lien mortgage (4)	279	255	286	325	366
Credit card	346	328	334	413	516
Other revolving credit and installment	138	144	137	145	199

Total consumer	1,544	1,546	1,485	1,741	2,022

Total, not government insured/guaranteed	$2,048	1,929	1,830	2,428	2,649

(1)	The carrying value of purchased credit-impaired (PCI) loans contractually 90 days or more past due was $8.7 billion, $8.9 billion, $9.8 billion, $10.8 billion and $11.6 billion at December 31, September 30, June 30 and March 31, 2011, and December 31, 2010, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status.
(2)	Represents loans whose repayments are insured by the FHA or guaranteed by the VA.
(3)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program (FFELP).
(4)	Includes mortgages held for sale 90 days or more past due and still accruing.

Wells Fargo & Company and Subsidiaries

PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominately represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.

Subsequent to acquisition, we regularly evaluate our estimates of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. If we have probable decreases in the expected cash flows (other than due to a decrease in rate indices), we charge the provision for credit losses, resulting in an increase to the allowance for loan losses. If we have probable and significant increases in the expected cash flows subsequent to establishing an additional allowance, we first reverse any previously established allowance and then increase interest income over the remaining life of the loan, or pool of loans.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

		December 31,

(in millions)	2011	2010	2009	2008

Commercial:
Commercial and industrial	$399	718	1,911	4,580
Real estate mortgage	3,270	2,855	4,137	5,803
Real estate construction	1,745	2,949	5,207	6,462
Foreign	1,353	1,413	1,733	1,859

Total commercial	6,767	7,935	12,988	18,704

Consumer:
Real estate 1-4 family first mortgage	29,746	33,245	38,386	39,214
Real estate 1-4 family junior lien mortgage	206	250	331	728
Other revolving credit and installment	-	-	-	151

Total consumer	29,952	33,495	38,717	40,093

Total PCI loans (carrying value)	$36,719	41,430	51,705	58,797

Wells Fargo & Company and Subsidiaries

CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS

The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference. A nonaccretable difference is established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial and industrial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from resolution approximates pool performance expectations. The accretable yield percentage is unaffected by the resolution and any changes in the effective yield for the remaining loans in the pool are addressed by our quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the nonaccretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan. Modified PCI loans are not removed from a pool even if those loans would otherwise be deemed troubled debt restructurings (TDRs). Modified PCI loans that are accounted for individually are considered TDRs, and removed from PCI accounting, if there has been a concession granted in excess of the original nonaccretable difference. The following table provides an analysis of changes in the nonaccretable difference.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$10,410	26,485	4,069	40,964

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(330)	-	-	(330)
Loans resolved by sales to third parties (2)	(86)	-	(85)	(171)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(138)	(27)	(276)	(441)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(4,853)	(10,218)	(2,086)	(17,157)

Balance, December 31, 2009	5,003	16,240	1,622	22,865

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(817)	-	-	(817)
Loans resolved by sales to third parties (2)	(172)	-	-	(172)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(726)	(2,356)	(317)	(3,399)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(1,698)	(2,959)	(391)	(5,048)

Balance, December 31, 2010	1,590	10,925	914	13,429

Addition of nonaccretable difference due to acquisitions	188	-	-	188

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(198)	-	-	(198)
Loans resolved by sales to third parties (2)	(41)	-	-	(41)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(352)	-	(21)	(373)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(258)	(1,799)	(241)	(2,298)

Balance, December 31, 2011	$929	9,126	652	10,707

Balance, September 30, 2011	$958	9,643	686	11,287

Addition of nonaccretable difference due to acquisitions	171	-	-	171

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(44)	-	-	(44)
Loans resolved by sales to third parties (2)	(11)	-	-	(11)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(55)	-	-	(55)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(90)	(517)	(34)	(641)

Balance, December 31, 2011	$929	9,126	652	10,707

(1)	Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.
(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.
(3)	Reclassification of nonaccretable difference to accretable yield for loans with increased cash flow estimates will result in increased interest income as a prospective yield adjustment over the remaining life of the loan or pool of loans.
(4)	Write-downs to net realizable value of PCI loans are absorbed by the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

Wells Fargo & Company and Subsidiaries

CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the loan, or pool of loans. The accretable yield is affected by:

•

Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the regular evaluations of cash flows expected to be collected;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•

Changes in the expected principal and interest payments over the estimated life – Updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

	Quarter ended Dec. 31,	Year ended Dec. 31,

(in millions)	2011	2011	2010	2009

Total, beginning of period	$16,896	16,714	14,559	10,447
Addition of accretable yield due to acquisitions	124	128	-	-
Accretion into interest income (1)	(551)	(2,206)	(2,392)	(2,601)
Accretion into noninterest income due to sales (2)	(1)	(189)	(43)	(5)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	55	373	3,399	441
Changes in expected cash flows that do not affect nonaccretable difference (3)	(562)	1,141	1,191	6,277

Total, end of period	$15,961	15,961	16,714	14,559

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.
(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income
(3)	Represents changes in cash flows expected to be collected due to changes in interest rates on variable rate PCI loans, changes in prepayment assumptions and the impact of modifications.

CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES

When it is estimated that the cash flows expected to be collected have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$-	-	-	-
Provision for losses due to credit deterioration	850	-	3	853
Charge-offs	(520)	-	-	(520)

Balance, December 31, 2009	330	-	3	333
Provision for losses due to credit deterioration	712	-	59	771
Charge-offs	(776)	-	(30)	(806)

Balance, December 31, 2010	266	-	32	298
Provision for losses due to credit deterioration	106	-	54	160
Charge-offs	(207)	-	(20)	(227)

Balance, December 31, 2011	$165	-	66	231

Balance, September 30, 2011	$242	-	60	302
Provision for losses due to credit deterioration	(26)	-	10	(16)
Charge-offs	(51)	-	(4)	(55)

Balance, December 31, 2011	$165	-	66	231

Wells Fargo & Company and Subsidiaries

PICK-A-PAY PORTFOLIO (1)

	December 31, 2011

	PCI loans				All other loans

(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)

California	$25,036	121%	$19,269	93%	$17,870	86%
Florida	3,325	122	2,562	89	3,760	100
New Jersey	1,336	92	1,224	84	2,321	79
New York	757	95	685	84	1,013	82
Texas	340	78	312	72	1,487	64
Other states	6,111	110	5,004	89	10,145	87

Total Pick-a-Pay loans	$36,905		$29,056		$36,596

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2011.
(2)	Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)	The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)	Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

Wells Fargo & Company and Subsidiaries

NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

(in millions)	Dec.31, 2011	Sept.30, 2011	June 30, 2011	Mar.31, 2011	Dec.31, 2010

Commercial:
Legacy Wachovia commercial and industrial, commercial real estate and foreign PCI loans (1)	$5,695	6,321	7,016	7,507	7,935

Total commercial	5,695	6,321	7,016	7,507	7,935

Consumer:
Pick-a-Pay mortgage (1)	65,652	67,361	69,587	71,506	74,815
Liquidating home equity	5,710	5,982	6,266	6,568	6,904
Legacy Wells Fargo Financial indirect auto	2,455	3,101	3,881	4,941	6,002
Legacy Wells Fargo Financial debt consolidation	16,542	17,186	17,730	18,344	19,020
Education Finance - government guaranteed (2)	15,376	15,611	16,295	16,907	17,510
Legacy Wachovia other PCI loans (1)	896	947	978	1,048	1,118

Total consumer	106,631	110,188	114,737	119,314	125,369

Total non-strategic and liquidating loan portfolios	$112,326	116,509	121,753	126,821	133,304

(1)	Net of purchase accounting adjustments related to PCI loans.
(2)	Effective first quarter 2011, we included our education finance government guaranteed loan portfolio as there is no longer a U.S. Government guaranteed student loan program available to private financial institutions, pursuant to legislation in 2010. Prior periods have been adjusted to reflect this change.

HOME EQUITY PORTFOLIOS (1)

	Outstanding balance		% of loans two payments or more past due		Loss rate (annualized) Quarter ended

	December 31,		December 31,		December 31,

(in millions)	2011	2010	2011	2010	2011	2010

Core portfolio (2)
California	$25,555	27,850	3.03%	3.30	3.42	3.95
Florida	10,870	12,036	4.99	5.46	4.30	5.84
New Jersey	7,973	8,629	3.73	3.44	2.22	1.83
Virginia	5,248	5,667	2.15	2.33	1.31	1.70
Pennsylvania	5,071	5,432	2.82	2.48	1.41	1.11
Other	46,165	50,976	2.79	2.83	2.50	2.86

Total	100,882	110,590	3.13	3.24	2.79	3.24

Liquidating portfolio
California	2,024	2,555	5.50	6.66	11.93	13.48
Florida	265	330	7.02	8.85	9.71	10.59
Arizona	116	149	6.64	6.91	17.54	18.45
Texas	97	125	0.93	2.02	1.57	2.95
Minnesota	75	91	2.83	5.39	8.13	8.73
Other	3,133	3,654	4.13	4.53	7.12	6.46

Total	5,710	6,904	4.73	5.54	9.09	9.49

Total core and liquidating portfolios	$106,592	117,494	3.22	3.37	3.13	3.61

(1)	Consists predominantly of real estate 1-4 family junior lien mortgages and first and junior lines of credit secured by real estate, excluding PCI loans.
(2)	Includes $1.5 billion at December 31, 2011, and $1.7 billion at December 31, 2010, associated with the Pick-a-Pay portfolio.

Wells Fargo & Company and Subsidiaries

CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended Dec. 31,		Year ended Dec. 31,

(in millions)	2011	2010	2011	2010

Balance, beginning of period	$20,372	24,372	23,463	25,031
Provision for credit losses	2,040	2,989	7,899	15,753
Interest income on certain impaired loans (1)	(86)	(63)	(332)	(266)
Loan charge-offs:
Commercial:
Commercial and industrial	(416)	(610)	(1,598)	(2,775)
Real estate mortgage	(153)	(270)	(636)	(1,151)
Real estate construction	(35)	(199)	(351)	(1,189)
Lease financing	(8)	(26)	(38)	(120)
Foreign	(52)	(50)	(173)	(198)

Total commercial	(664)	(1,155)	(2,796)	(5,433)

Consumer:
Real estate 1-4 family first mortgage	(904)	(1,199)	(3,883)	(4,900)
Real estate 1-4 family junior lien mortgage	(856)	(1,059)	(3,763)	(4,934)
Credit card	(303)	(505)	(1,449)	(2,396)
Other revolving credit and installment	(412)	(573)	(1,724)	(2,437)

Total consumer	(2,475)	(3,336)	(10,819)	(14,667)

Total loan charge-offs	(3,139)	(4,491)	(13,615)	(20,100)

Loan recoveries:
Commercial:
Commercial and industrial	106	110	419	427
Real estate mortgage	36	36	143	68
Real estate construction	40	28	146	110
Lease financing	4	5	24	20
Foreign	7	22	45	53

Total commercial	193	201	777	678

Consumer:
Real estate 1-4 family first mortgage	60	175	405	522
Real estate 1-4 family junior lien mortgage	56	54	218	211
Credit card	47	53	251	218
Other revolving credit and installment	143	169	665	718

Total consumer	306	451	1,539	1,669

Total loan recoveries	499	652	2,316	2,347

Net loan charge-offs (2)	(2,640)	(3,839)	(11,299)	(17,753)

Allowances related to business combinations/other (3)	(18)	4	(63)	698

Balance, end of period	$19,668	23,463	19,668	23,463

Components:
Allowance for loan losses	$19,372	23,022	19,372	23,022
Allowance for unfunded credit commitments	296	441	296	441

Allowance for credit losses (4)	$19,668	23,463	19,668	23,463

Net loan charge-offs (annualized) as a percentage of average total loans (2)	1.36%	2.02	1.49	2.30
Allowance for loan losses as a percentage of total loans (4)	2.52	3.04	2.52	3.04
Allowance for credit losses as a percentage of total loans (4)	2.56	3.10	2.56	3.10

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.
(3)	Includes $693 million for the year ended December 31, 2010, related to the adoption of consolidation accounting guidance on January 1, 2010.
(4)	The allowance for credit losses includes $231 million and $298 million at December 31, 2011 and 2010, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended

(in millions)	Dec.31, 2011	Sept.30, 2011	June30, 2011	Mar.31, 2011	Dec.31, 2010

Balance, beginning of quarter	$20,372	21,262	22,383	23,463	24,372
Provision for credit losses	2,040	1,811	1,838	2,210	2,989
Interest income on certain impaired loans (1)	(86)	(84)	(79)	(83)	(63)
Loan charge-offs:
Commercial:
Commercial and industrial	(416)	(349)	(365)	(468)	(610)
Real estate mortgage	(153)	(119)	(185)	(179)	(270)
Real estate construction	(35)	(98)	(99)	(119)	(199)
Lease financing	(8)	(10)	(7)	(13)	(26)
Foreign	(52)	(25)	(57)	(39)	(50)

Total commercial	(664)	(601)	(713)	(818)	(1,155)

Consumer:
Real estate 1-4 family first mortgage	(904)	(900)	(1,064)	(1,015)	(1,199)
Real estate 1-4 family junior lien mortgage	(856)	(893)	(968)	(1,046)	(1,059)
Credit card	(303)	(320)	(378)	(448)	(505)
Other revolving credit and installment	(412)	(421)	(391)	(500)	(573)

Total consumer	(2,475)	(2,534)	(2,801)	(3,009)	(3,336)

Total loan charge-offs	(3,139)	(3,135)	(3,514)	(3,827)	(4,491)

Loan recoveries:
Commercial:
Commercial and industrial	106	88	111	114	110
Real estate mortgage	36	23	57	27	36
Real estate construction	40	43	27	36	28
Lease financing	4	7	6	7	5
Foreign	7	17	10	11	22

Total commercial	193	178	211	195	201

Consumer:
Real estate 1-4 family first mortgage	60	79	155	111	175
Real estate 1-4 family junior lien mortgage	56	51	59	52	54
Credit card	47	54	84	66	53
Other revolving credit and installment	143	162	167	193	169

Total consumer	306	346	465	422	451

Total loan recoveries	499	524	676	617	652

Net loan charge-offs	(2,640)	(2,611)	(2,838)	(3,210)	(3,839)

Allowances related to business combinations/other	(18)	(6)	(42)	3	4

Balance, end of quarter	$19,668	20,372	21,262	22,383	23,463

Components:
Allowance for loan losses	$19,372	20,039	20,893	21,983	23,022
Allowance for unfunded credit commitments	296	333	369	400	441

Allowance for credit losses	$19,668	20,372	21,262	22,383	23,463

Net loan charge-offs (annualized) as a percentage of average total loans	1.36%	1.37	1.52	1.73	2.02
Allowance for loan losses as a percentage of:
Total loans	2.52	2.64	2.78	2.93	3.04
Nonaccrual loans	91	92	91	88	88
Nonaccrual loans and other nonperforming assets	75	75	75	72	71
Allowance for credit losses as a percentage of:
Total loans	2.56	2.68	2.83	2.98	3.10
Nonaccrual loans	92	93	92	90	89
Nonaccrual loans and other nonperforming assets	76	76	76	73	72

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

Wells Fargo & Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Year ended December 31,

(in millions)	2011	2010

Balance, beginning of period	$ 127,889	114,359
Cumulative effect from change in accounting for VIEs (1)	-	183
Cumulative effect from change in accounting for embedded credit derivatives (2)	-	(28)
Wells Fargo net income	15,869	12,362
Wells Fargo other comprehensive income (loss), net of tax, related to:
Translation adjustments	(22)	45
Investment securities	(653)	1,525
Derivative instruments and hedging activities	(249)	89
Defined benefit pension plans	(607)	70
Common stock issued	1,296	1,375
Common stock repurchased (3)	(2,416)	(91)
Preferred stock released by ESOP	959	796
Preferred stock issued	2,501	-
Common stock warrants repurchased	(2)	(545)
Common stock dividends	(2,537)	(1,045)
Preferred stock dividends and other	(844)	(730)
Noncontrolling interests and other, net	503	(476)

Balance, end of period	$ 141,687	127,889

(1)	Effective January 1, 2010, we adopted changes in consolidation accounting pursuant to amendments by ASU 2009-17 to ASC 810 (FAS 167) and, accordingly, consolidated certain VIEs that were not included in our consolidated financial statements at December 31, 2009. We recorded a $183 million increase to beginning retained earnings as a cumulative effect adjustment.
(2)	Effective July 1, 2010, we adopted changes in accounting for embedded credit derivatives pursuant to ASU 2010-11, which provides guidance clarifying the accounting for embedded credit derivative features in certain financial instruments. We recorded a $28 million decrease to beginning retained earnings as a cumulative effect adjustment.
(3)	For the year ended December 31, 2011, includes $150 million related to a private forward repurchase transaction entered into in fourth quarter 2011 that will settle in first quarter 2012 for an estimated 6 million shares of common stock.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER TIER 1 COMMON EQUITY UNDER BASEL I (1)

(in billions)		Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010

Total equity		$141.7	139.2	137.9	134.9	127.9
Noncontrolling interests		(1.5)	(1.5)	(1.5)	(1.5)	(1.5)

Total Wells Fargo stockholders’ equity		140.2	137.7	136.4	133.4	126.4

Adjustments:
Preferred equity		(10.6)	(10.6)	(10.6)	(10.6)	(8.1)
Goodwill and intangible assets (other than MSRs)		(34.0)	(34.4)	(34.6)	(35.1)	(35.5)
Applicable deferred taxes		3.8	4.0	4.1	4.2	4.3
MSRs over specified limitations		(0.8)	(0.7)	(0.9)	(0.9)	(0.9)
Cumulative other comprehensive income		(3.1)	(3.7)	(5.3)	(4.9)	(4.6)
Other		(0.4)	(0.4)	(0.3)	(0.1)	(0.3)

Tier 1 common equity	(A)	$95.1	91.9	88.8	86.0	81.3

Total risk-weighted assets (2)	(B)	$1,005.3	983.2	970.2	962.9	980.0

Tier 1 common equity to total risk-weighted assets	(A)/(B)	9.46%	9.34	9.15	8.93	8.30

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets. The Company’s December 31, 2011, preliminary risk-weighted assets reflect estimated on-balance sheet risk-weighted assets of $838.7 billion and derivative and off-balance sheet risk-weighted assets of $166.6 billion.

Wells Fargo & Company and Subsidiaries

TIER 1 COMMON EQUITY UNDER BASEL III (ESTIMATED) (1)

(in billions)		Dec. 31, 2011

Tier 1 common equity under Basel I		$95.1

Adjustments from Basel I to Basel III:

Cumulative other comprehensive income (2)		3.1

Other		0.3

Tier 1 common equity anticipated under Basel III	(C)	98.5

Total risk-weighted assets anticipated under Basel III (3)	(D)	$1,314.6

Tier 1 common equity to total risk-weighted assets anticipated under Basel III	(C)/(D)	7.49%

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	Volatility in interest rates can have a significant impact on the valuation of cumulative other comprehensive income and MSRs and therefore, impact adjustments under Basel III in future reporting periods.
(3)	Under current Basel proposals, risk-weighted assets incorporate different classifications of assets, with certain risk weights based on a borrower’s credit rating or Wells Fargo’s own risk models, along with adjustments to address a combination of credit/counterparty, operational and market risks, and other Basel III elements. The amount of risk-weighted assets anticipated under Basel III is preliminary and subject to change depending on final promulgation of Basel III capital rulemaking and interpretations thereof by regulatory authorities.

Wells Fargo & Company and Subsidiaries

OPERATING SEGMENT RESULTS (1)

	Community		Wholesale		Wealth, Brokerage				Consolidated
	Banking		Banking		and Retirement		Other (2)		Company

(income/expense in millions, average balances in billions)	2011	2010	2011	2010	2011	2010	2011	2010	2011	2010

Quarter ended Dec. 31,
Net interest income (3)	$7,414	7,751	3,081	2,965	754	676	(357)	(329)	10,892	11,063
Provision for credit losses	2,031	2,785	32	195	20	113	(43)	(104)	2,040	2,989
Noninterest income	5,590	5,721	2,344	2,875	2,311	2,365	(532)	(530)	9,713	10,431
Noninterest expense	7,310	7,855	2,939	2,992	2,521	2,608	(262)	(115)	12,508	13,340

Income (loss) before income tax expense (benefit)	3,663	2,832	2,454	2,653	524	320	(584)	(640)	6,057	5,165
Income tax expense (benefit)	1,082	836	815	958	199	121	(222)	(243)	1,874	1,672

Net income (loss) before noncontrolling interests	2,581	1,996	1,639	1,695	325	199	(362)	(397)	4,183	3,493
Less: Net income (loss) from noncontrolling interests	78	72	(2)	5	-	2	-	-	76	79

Net income (loss) (4)	$2,503	1,924	1,641	1,690	325	197	(362)	(397)	4,107	3,414

Average loans	$493.9	514.1	264.8	229.6	42.7	43.0	(32.8)	(33.0)	768.6	753.7
Average assets	756.0	771.6	458.3	384.4	159.3	140.2	(66.9)	(59.2)	1,306.7	1,237.0
Average core deposits	568.3	544.4	223.2	185.1	136.6	121.5	(63.2)	(56.2)	864.9	794.8

Year ended Dec. 31,
Net interest income (3)	$29,580	31,885	11,714	11,474	2,855	2,707	(1,386)	(1,309)	42,763	44,757
Provision (reversal of provision) for credit losses	8,001	13,807	(109)	1,920	170	334	(163)	(308)	7,899	15,753
Noninterest income	21,124	22,604	9,952	10,951	9,333	9,023	(2,224)	(2,125)	38,185	40,453
Noninterest expense	29,234	30,071	11,194	11,269	9,935	9,768	(970)	(652)	49,393	50,456

Income (loss) before income tax expense (benefit)	13,469	10,611	10,581	9,236	2,083	1,628	(2,477)	(2,474)	23,656	19,001
Income tax expense (benefit)	4,072	3,347	3,525	3,315	789	616	(941)	(940)	7,445	6,338

Net income (loss) before noncontrolling interests	9,397	7,264	7,056	5,921	1,294	1,012	(1,536)	(1,534)	16,211	12,663
Less: Net income from noncontrolling interests	317	274	19	20	6	7	-	-	342	301

Net income (loss) (4)	$9,080	6,990	7,037	5,901	1,288	1,005	(1,536)	(1,534)	15,869	12,362

Average loans	$498.1	530.1	249.1	230.5	43.0	43.0	(33.1)	(33.0)	757.1	770.6
Average assets	755.7	772.4	428.1	373.8	152.2	139.3	(65.7)	(58.6)	1,270.3	1,226.9
Average core deposits	556.2	536.4	202.1	170.0	130.4	121.2	(62.0)	(55.6)	826.7	772.0

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In first quarter 2010, we conformed certain funding and allocation methodologies of legacy Wachovia to those of Wells Fargo; in addition, amounts remaining in “Other” related to integration expense were revised to reflect only integration expense related to the Wachovia merger. In fourth quarter 2010, we realigned certain lending businesses into Wholesale Banking from Community Banking to reflect our previously announced restructuring of Wells Fargo Financial. In first quarter 2011, we realigned a private equity business into Wholesale Banking from Community Banking. Prior periods have been revised to reflect these changes.
(2)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.
(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(4)	Represents segment net income (loss) for Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement segments and Wells Fargo net income for the consolidated company.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended

(income/expense in millions, average balances in billions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010

COMMUNITY BANKING
Net interest income (2)	$7,414	7,264	7,359	7,543	7,751
Provision for credit losses	2,031	1,978	1,927	2,065	2,785
Noninterest income	5,590	5,232	5,208	5,094	5,721
Noninterest expense	7,310	6,901	7,418	7,605	7,855

Income before income tax expense	3,663	3,617	3,222	2,967	2,832
Income tax expense	1,082	1,217	1,031	742	836

Net income before noncontrolling interests	2,581	2,400	2,191	2,225	1,996
Less: Net income from noncontrolling interests	78	85	104	50	72

Segment net income	$2,503	2,315	2,087	2,175	1,924

Average loans	$493.9	491.0	498.2	509.8	514.1
Average assets	756.0	754.4	752.5	759.9	771.6
Average core deposits	568.3	556.3	552.0	548.1	544.4

WHOLESALE BANKING
Net interest income (2)	$3,081	2,910	2,968	2,755	2,965
Provision (reversal of provision) for credit losses	32	(178)	(97)	134	195
Noninterest income	2,344	2,240	2,663	2,705	2,875
Noninterest expense	2,939	2,689	2,766	2,800	2,992

Income before income tax expense	2,454	2,639	2,962	2,526	2,653
Income tax expense	815	826	1,012	872	958

Net income before noncontrolling interests	1,639	1,813	1,950	1,654	1,695
Less: Net income (loss) from noncontrolling interests	(2)	-	19	2	5

Segment net income	$1,641	1,813	1,931	1,652	1,690

Average loans	$264.8	253.4	243.1	234.7	229.6
Average assets	458.3	438.0	415.7	399.6	384.4
Average core deposits	223.2	209.3	190.6	184.8	185.1

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$754	714	691	696	676
Provision for credit losses	20	48	61	41	113
Noninterest income	2,311	2,173	2,395	2,454	2,365
Noninterest expense	2,521	2,368	2,487	2,559	2,608

Income before income tax expense	524	471	538	550	320
Income tax expense	199	178	204	208	121

Net income before noncontrolling interests	325	293	334	342	199
Less: Net income from noncontrolling interests	-	2	1	3	2

Segment net income	$325	291	333	339	197

Average loans	$42.7	43.1	43.5	42.7	43.0
Average assets	159.3	155.1	147.7	146.5	140.2
Average core deposits	136.6	133.4	126.0	125.4	121.5

OTHER (3)
Net interest income (2)	$(357)	(346)	(340)	(343)	(329)
Provision for credit losses	(43)	(37)	(53)	(30)	(104)
Noninterest income	(532)	(559)	(558)	(575)	(530)
Noninterest expense	(262)	(281)	(196)	(231)	(115)

Loss before income tax benefit	(584)	(587)	(649)	(657)	(640)
Income tax benefit	(222)	(223)	(246)	(250)	(243)

Net loss before noncontrolling interests	(362)	(364)	(403)	(407)	(397)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(362)	(364)	(403)	(407)	(397)

Average loans	$(32.8)	(33.0)	(33.5)	(33.1)	(33.0)
Average assets	(66.9)	(66.1)	(65.0)	(64.8)	(59.2)
Average core deposits	(63.2)	(62.2)	(61.1)	(61.5)	(56.2)

CONSOLIDATED COMPANY
Net interest income (2)	$10,892	10,542	10,678	10,651	11,063
Provision for credit losses	2,040	1,811	1,838	2,210	2,989
Noninterest income	9,713	9,086	9,708	9,678	10,431
Noninterest expense	12,508	11,677	12,475	12,733	13,340

Income before income tax expense	6,057	6,140	6,073	5,386	5,165
Income tax expense	1,874	1,998	2,001	1,572	1,672

Net income before noncontrolling interests	4,183	4,142	4,072	3,814	3,493
Less: Net income from noncontrolling interests	76	87	124	55	79

Wells Fargo net income	$4,107	4,055	3,948	3,759	3,414

Average loans	$768.6	754.5	751.3	754.1	753.7
Average assets	1,306.7	1,281.4	1,250.9	1,241.2	1,237.0
Average core deposits	864.9	836.8	807.5	796.8	794.8

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In fourth quarter 2010, we realigned certain lending businesses into Wholesale Banking from Community Banking to reflect our previously announced restructuring of Wells Fargo Financial. In first quarter 2011, we realigned a private equity business into Wholesale Banking from Community Banking. Prior periods have been revised to reflect these changes.

(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2011	2011	2011	2011	2010

MSRs measured using the fair value method:

Fair value, beginning of quarter	$12,372	14,778	15,648	14,467	12,486
Servicing from securitizations or asset transfers	1,211	744	740	1,262	1,052
Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	(464)	(2,640)	(1,075)	499	1,613
Other changes in fair value (2)	(516)	(510)	(535)	(580)	(684)

Total changes in fair value	(980)	(3,150)	(1,610)	(81)	929

Fair value, end of quarter	$12,603	12,372	14,778	15,648	14,467

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates and costs to service, including delinquency and foreclosure costs.
(2)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2011	2011	2011	2011	2010

Amortized MSRs:

Balance, beginning of quarter	$1,437	1,432	1,432	1,422	1,013
Purchases	53	21	36	45	36
Servicing from securitizations or asset transfers	26	50	27	29	432
Amortization	(71)	(66)	(63)	(64)	(59)

Balance, end of quarter	1,445	1,437	1,432	1,432	1,422

Valuation Allowance:

Balance, beginning of quarter	(40)	(10)	(9)	(3)	-
Reversal of provision (provision) for MSRs in excess of fair value	3	(30)	(1)	(6)	(3)

Balance, end of quarter	(37)	(40)	(10)	(9)	(3)

Amortized MSRs, net	$1,408	1,397	1,422	1,423	1,419

Fair value of amortized MSRs:

Beginning of quarter	$1,759	1,805	1,898	1,812	1,349
End of quarter	1,756	1,759	1,805	1,898	1,812

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended

(in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010

Servicing income, net:
Servicing fees (1)	$876	1,029	1,102	1,137	1,129
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(464)	(2,640)	(1,075)	499	1,613
Other changes in fair value (3)	(516)	(510)	(535)	(580)	(684)

Total changes in fair value of MSRs carried at fair value	(980)	(3,150)	(1,610)	(81)	929
Amortization	(71)	(66)	(63)	(64)	(59)
Reversal of provision (provision) for MSRs in excess of fair value	3	(30)	(1)	(6)	(3)
Net derivative gains (losses) from economic hedges (4)	665	3,247	1,449	(120)	(1,756)

Total servicing income, net	$493	1,030	877	866	240

Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$201	607	374	379	(143)

(1) Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2) Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates and costs to service,

      including delinquency and foreclosure costs.

(3) Represents changes due to collection/realization of expected cash flows over time.

(4) Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

(in billions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,456	1,457	1,464	1,453	1,429
Owned loans serviced	358	349	338	346	371
Subservicing	8	8	8	9	9

Total residential servicing	1,822	1,814	1,810	1,808	1,809

Commercial mortgage servicing:
Serviced for others	398	401	402	406	408
Owned loans serviced	106	104	101	101	99
Subservicing	14	14	14	14	13

Total commercial servicing	518	519	517	521	520

Total managed servicing portfolio	$2,340	2,333	2,327	2,329	2,329

Total serviced for others	$1,854	1,858	1,866	1,859	1,837
Ratio of MSRs to related loans serviced for others	0.76%	0.74	0.87	0.92	0.86
Weighted-average note rate (mortgage loans serviced for others)	5.14	5.21	5.26	5.31	5.39

(1) The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended

(in billions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010

Application data:
Wells Fargo first mortgage quarterly applications	$157	169	109	102	158
Refinances as a percentage of applications	78%	74	55	61	73
Wells Fargo first mortgage unclosed pipeline, at quarter end	$72	84	51	45	73

Residential Real Estate Originations:
Wells Fargo first mortgage loans:
Retail	$58	43	34	49	70
Correspondent/Wholesale	61	45	29	34	57
Other (1)	1	1	1	1	1

Total quarter-to-date	$120	89	64	84	128

Total year-to-date	$357	237	148	84	386

(1)	Consists of home equity loans and lines and legacy Wells Fargo Financial.

Wells Fargo & Company and Subsidiaries

CHANGES IN LIABILITY FOR MORTGAGE LOAN REPURCHASE LOSSES

	Quarter ended			Year ended

(in millions)	Dec.31, 2011	Sept.30, 2011	Dec.31, 2010	Dec.31, 2011	Dec.31, 2010

Balance, beginning of period	$1,194	1,188	1,331	1,289	1,033
Provision for repurchase losses:
Loan sales	27	19	35	101	144
Change in estimate – primarily due to credit deterioration	377	371	429	1,184	1,474

Total additions	404	390	464	1,285	1,618

Losses	(272)	(384)	(506)	(1,248)	(1,362)

Balance, end of period	$1,326	1,194	1,289	1,326	1,289

UNRESOLVED REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

($ in millions)		Government sponsored entities (1)	Private	Mortgage insurance rescissions (2)	Total

December 31, 2011
Number of loans		7,066	470	1,178	8,714
Original loan balance (3)		$1,575	167	268	2,010

September 30, 2011
Number of loans		6,577	582	1,508	8,667
Original loan balance (3)		$1,500	208	314	2,022

June 30, 2011
Number of loans		6,876	695	2,019	9,590
Original loan balance (3)		$1,565	230	444	2,239

March 31, 2011
Number of loans		6,210	1,973	2,885	11,068
Original loan balance (3)		$1,395	424	674	2,493

December 31, 2010
Number of loans		6,501	2,899	3,248	12,648
Original loan balance (3)		$1,467	680	801	2,948

(1)	Includes repurchase demands of 861 and $161 million, 878 and $173 million, 892 and $179 million, 685 and $132 million, and 1,495 and $291 million, for December 31, September 30, June 30 and March 31, 2011, and December 31, 2010, respectively, received from investors on mortgage servicing rights acquired from other originators. We generally have the right of recourse against the seller and may be able to recover losses related to such repurchase demands subject to counterparty risk associated with the seller.
(2)	As part of our representations and warranties in our loan sales contracts, we typically represent to GSEs and private investors that certain loans have mortgage insurance to the extent there are loans that have loan to value ratios in excess of 80% that require mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer due to a claim of breach of a contractual representation or warranty, the lack of insurance may result in a repurchase demand from an investor. Similar to repurchase demands, we evaluate mortgage insurance rescission notices for validity and appeal for reinstatement if the rescission was not based on a contractual breach. When investor demands are received due to lack of mortgage insurance, they are reported as unresolved repurchase demands based on the applicable investor category for the loan (GSE or private). Over the last year, approximately 20% of our repurchase demands from GSEs had mortgage insurance rescission as one of the reasons for the repurchase demand. Of all the mortgage insurance rescissions notices received in 2010, approximately 70% have resulted in repurchase demands through December 2011. Not all mortgage insurance rescissions received in 2010 have been completed through the appeals process with the mortgage insurer and upon successful appeal, we work with the investor to rescind the repurchase demand.

(3)	While original loan balance related to these demands is presented above, the establishment of the repurchase liability is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.